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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be registered(1)	Maximum offering price per security	Maximum aggregate offering price(1)	Amount of Registration Fee(2)

Common Stock, $0.875 par value per share	28,750,000	$34.75	$999,062,500	$115,991.16

(1)
Includes 3,750,000 shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of common stock.

(2)
This filing fee is calculated in accordance with Rule 457(r) and relates to the Registration Statement on Form S-3 (File No. 333-165800) filed by the Registrant on March 31, 2010.

Filed Pursuant to Rule 424(b)(7)
Registration No. 333-165800

Supplement to Prospectus dated March 31, 2010.

25,000,000 Shares

Common Stock

         This is an offering of 25,000,000 shares of common stock of Dollar General Corporation by the selling shareholders named in this prospectus supplement, including members of our senior management and an entity affiliated with certain directors of our company. See "Selling Shareholders." We will not receive any proceeds from the sale of shares of common stock by the selling shareholders, including pursuant to any exercise by the underwriters of their option to purchase additional shares.

         Our common stock is listed on the New York Stock Exchange under the symbol "DG". On September 8, 2011, the last reported sale price of our common stock on the New York Stock Exchange was $35.00 per share.

         Investing in our common stock involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement, beginning on page 2 of the accompanying prospectus, and in our Annual Report on Form 10-K for the fiscal year ended January 28, 2011 (which document is incorporated by reference herein) to read about factors you should consider before making a decision to invest in our common stock.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total
Initial price to public	$34.75	$868,750,000
Underwriting discount	$1.0425	$26,062,500
Proceeds, before expenses, to the selling shareholders	$33.7075	$842,687,500

         To the extent that the underwriters sell more than 25,000,000 shares of common stock, the underwriters have the option to purchase up to an additional 3,750,000 shares from certain of the selling shareholders at the initial price to public less the underwriting discount. See "Selling Shareholders."

         The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about September 14, 2011.

Joint Book-Running Managers

Citigroup	Goldman, Sachs & Co.	KKR
BofA Merrill Lynch		J.P. Morgan

Co-Managers

Barclays Capital	Wells Fargo Securities	Sanford C. Bernstein	CICC	Deutsche Bank Securities	HSBC

Prospectus Supplement dated September 8, 2011.

Prospectus Supplement

 Prospectus

        We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date. Our business, financial condition, results of operation and prospects may have changed since that date.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document has two parts, a prospectus supplement and an accompanying prospectus dated March 31, 2010. This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing the SEC's "shelf" registration process. The prospectus supplement, which describes certain matters relating to us and the specific terms of this offering of shares of common stock, adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. Generally, when we refer to this document, we are referring to both parts of this document combined. Both this prospectus supplement and the accompanying prospectus include important information about us, our common stock and other information you should know before investing in our common stock. The accompanying prospectus gives more general information, some of which may not apply to the shares of common stock offered by this prospectus supplement and the accompanying prospectus. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information contained in this prospectus supplement. If the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference, you should rely on the information in the more recent document.

        Before you invest in our common stock, you should read the registration statement of which this document forms a part and this document, including the documents incorporated by reference herein that are described under the heading "Incorporation by Reference."

        The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not making an offer of the common stock in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement and the accompanying prospectus should inform themselves about and observe any such restrictions. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

        You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for legal, tax, business, financial and related advice regarding the purchase of the common stock. We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable investment or similar laws.

        In this prospectus supplement, unless otherwise indicated or the context otherwise requires, references to "Dollar General", the "Company", "we", "us" and "our" refer to Dollar General Corporation, a Tennessee corporation, and its consolidated subsidiaries. References to the "IPO" refer to our initial public offering on November 13, 2009 of 39,215,000 shares of our common stock, including shares issued to the underwriters of the IPO pursuant to their election to exercise in full their option to purchase additional shares. References to the "selling shareholders" refer to the selling shareholders listed in the table under the caption "Selling Shareholders" in this prospectus supplement. References to our "2010 Annual Report" refer to our Annual Report on Form 10-K for the fiscal year ended January 28, 2011, which is incorporated by reference in this prospectus supplement. In addition, unless otherwise noted or the context requires otherwise, "2011," "2010," "2009," "2008" and "2007" refer to our fiscal years ending or ended February 3, 2012, January 28, 2011, January 29, 2010, January 30, 2009, and February 1, 2008.

        Unless indicated otherwise, the information included in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock from certain of the selling shareholders.

S-ii

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. It does not contain all of the information that you should consider before investing in shares of our common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the factors described or referred to under the heading "Risk Factors" herein and in our 2010 Annual Report, as well as the financial statements and related notes and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

 Dollar General

Our Company

        We are the largest discount retailer in the United States by number of stores, with 9,641 stores located in 35 states as of July 29, 2011, primarily in the southern, southwestern, midwestern and eastern United States. We offer a broad selection of merchandise, including consumables, seasonal, home products and apparel. Our merchandise includes high quality national brands from leading manufacturers, as well as comparable quality private brand selections with prices at substantial discounts to national brands. We offer our merchandise at everyday low prices (typically $10 or less) through our convenient small-box (approximately 7,200 square feet) locations.

Our Business Model

        Our long history of profitable growth is founded on a commitment to a relatively simple business model: providing a broad base of customers with their basic everyday and household needs, supplemented with a variety of general merchandise items, at everyday low prices in conveniently located, small-box stores.

        Fiscal year 2010 represented our 21st consecutive year of same-store sales growth. This growth, regardless of economic conditions, suggests that we have a less cyclical model than most retailers and, we believe, is a result of our compelling value and convenience proposition. Both customer traffic and average transaction amount increased during 2009 and 2010 despite a very difficult economic environment. We believe that our customers recognize our efforts to provide them with a pleasant, efficient shopping experience along with our ongoing commitment to meet their everyday needs, which encourages them to continue to shop with us in the future.

        Our attractive store economics, including a relatively low initial investment and simple, low cost operating model, have allowed us to grow our store base to over 9,600 stores in 35 states, and provide us significant opportunities to continue our strategy of profitable store growth.

        For the 26 weeks ended July 29, 2011, we generated strong sales growth of 11.1%, including same-store sales growth of 5.6%, and operating profit growth of 13.6%. During the period, we utilized cash on hand and borrowings under our ABL facility to repurchase $864.3 million of our 10.625% senior notes, the remaining outstanding amount, resulting in a non-operating pretax loss of $60.3 million. Including this loss, we generated net income of $303.0 million for the 26-week period ended July 29, 2011, an increase of 9.3% compared to the comparable 2010 period.

Our History

        J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with

Kohlberg Kravis Roberts & Co. L.P., or KKR. On November 13, 2009 our common stock again became publicly traded upon our completion of an initial public offering of 39,215,000 shares of our common stock, including 22,700,000 newly issued shares. We are majority owned by Buck Holdings, L.P., a Delaware limited partnership controlled by KKR. The membership interests of Buck Holdings, L.P. and Buck Holdings, LLC, the general partner of Buck Holdings, L.P., are held by a private investor group, including affiliates of each of KKR and Goldman, Sachs & Co. (the "GS Investors") and other equity investors (collectively, the "Investors").

Our Competitive Strengths

        We believe the following competitive strengths differentiate us from other retailers:

        Compelling Value and Convenience Proposition.    Our ability to deliver highly competitive prices on national brand and quality private brand products in convenient locations and our easy in and out shopping format create a compelling shopping experience that distinguishes us from other discount, convenience and drugstore retailers. Our slogan, "Save time. Save money. Every day!" summarizes our appeal to customers. We believe our ability to effectively deliver both value and convenience allows us to succeed in small markets with limited shopping alternatives, as well as to profitably coexist alongside larger retailers in more competitive markets. Our compelling value and convenience proposition is evidenced by the following attributes of our business model:

  •
  Convenient Locations.  Our stores are conveniently located in a variety of rural, suburban and urban communities, currently with over 70% serving communities with populations of less than 20,000. In more densely populated areas, our small-box stores typically serve the closely surrounding neighborhoods. The majority of our customers live within three to five miles, or a 10-minute drive, of our stores. Our close proximity to customers drives customer loyalty and trip frequency and makes us an attractive alternative to large discount and other large-box retail and grocery stores which are often located farther away. Our low cost economic model enables us to serve many areas with fewer than 1,500 households.

  •
  Time-Saving Shopping Experience.  We also provide customers with a highly convenient shopping experience. Our stores' smaller size allows us to locate parking near the front entrance where shopping carts are located to promote efficient navigation of the store. Our product offering includes most necessities, such as basic packaged and refrigerated food and dairy products, cleaning supplies, paper products, and health and beauty care items, as well as greeting cards, party supplies, apparel, housewares, hardware and automotive supplies, among others. Our typical store hours are 8:00 a.m. to 9:00 p.m., seven days per week. Our convenient hours and broad merchandise offering allow our customers to fulfill their routine shopping requirements and minimize their need to shop elsewhere.

  •
  Everyday Low Prices on Quality Merchandise.  Our research indicates that we offer a price advantage over most food and drug retailers and that our prices are highly competitive with even the largest discount retailers. Our ability to offer everyday low prices on quality merchandise is supported by our low-cost operating structure and our strategy to maintain a limited number of stock keeping units, or SKUs, per category, which we believe helps us maintain strong purchasing power. Most items are priced below $10, with approximately 24% at $1 or less. We offer quality nationally advertised brands at these everyday low prices in addition to offering our own comparable quality private brands at value prices.

        Attractive Store Economics.    The traditional Dollar General store size, design and location requires minimal initial investment and low maintenance capital expenditures. Our typical locations involve a modest, no-frills building, which helps keep our rental and other fixed overhead costs relatively low. When coupled with our new stores' ability to generally deliver positive cash flow in the first year, this low capital expenditure requirement typically results in pay back of capital in less than two years. Our stringent market analysis, real estate site selection and new store approval processes as well as our new store marketing programs help us optimize financial returns and minimize the risks of opening unprofitable stores. Because of the recent favorable real estate market, we have opportunistically purchased a number of our existing and new store locations since late 2010.

        Our lean store staffing model and centralized management of utilities, maintenance and supplies procurement contribute to our relatively low operating costs and efficient store operations.

        Substantial Growth Opportunities.    We believe that we have substantial growth opportunities through both improved profitability of existing stores and new store openings. We are continuing our efforts to remodel or relocate many of our existing stores to improve their profitability. In addition, we have identified significant opportunities to add new stores in both existing and new markets. We believe we have the long-term potential in the U.S. to more than double our existing store base while generating strong returns on capital. See "Our Growth Strategy" for additional details.

Our Growth Strategy

        We believe we have the right strategy and execution capabilities to capitalize on the considerable growth opportunities afforded by our business model. We believe we continue to have significant opportunities to drive profitable growth through increasing same-store sales, expanding our operating profit rate and growing our store base.

        Increasing Same-Store Sales.    We believe the combination of our necessity-driven product mix and our attractive value proposition, including a well-balanced merchandising approach, provides a strong basis for increased sales. Our average sales per square foot increased to $205 for the 52 week-period ended July 29, 2011, up from $201 in 2010, $195 in 2009 and $180 in 2008. We believe we will continue to have additional opportunities to increase our store productivity through improved in-stock positions, price optimization and additional operating and merchandising initiatives. In early 2011, we completed our initiative to raise the shelf height in our stores, with the final phase encompassing the expansion of health and beauty aids. Among other projects in 2011, we plan to further expand our frozen and refrigerated foods and add space dedicated to the $1 price point in many of our stores. In the current economic environment, we expect our consumables sales to increase at a rate higher than our home, apparel and seasonal categories, which are generally more discretionary. We will focus on increasing sales in these areas as we continue to fulfill our customers' basic home, apparel and seasonal needs in the near-term and going forward.

        In addition, in 2011, we plan to relocate or remodel approximately 575 stores, including 371 stores relocated or remodeled in the 26-week period ended July 29, 2011, which we expect to further drive same-store sales growth. In 2010, we remodeled or relocated 504 stores. Remodels and relocations generally consist of updating the stores to our new customer-centric format, which we believe appeals to a broader customer base. A relocation typically results in an improved, more visible and accessible location, and usually includes increased square footage. We continue to have opportunities for additional remodels and relocations beyond 2011.

        Expanding Operating Profit Rate.    Another key component of our growth strategy is improving our operating profit rate through enhanced gross profit and expense reduction initiatives. Our financial results during 2010 and 2009 reflect the favorable impact of our strong category management processes on gross margin improvement and our continued efforts to reduce selling, general and administrative expenses as a percent of sales.

        In the 26-week period ended July 29, 2011, our gross profit rate decreased from the comparable 2010 period, primarily attributable to a higher mix of consumables sales, which generally have lower gross profit rates, and by increased product costs resulting from increased costs of commodities, including cotton, wheat, corn, sugar, coffee and resin, as well as increased transportation fuel costs, and higher markdowns. These pressures were partially offset by increased pricing, reduced inventory shrinkage and improved distribution efficiencies. We believe economic pressures on consumer discretionary spending and high commodity costs will continue through the end of 2011. However, we believe that we continue to have opportunities to increase our gross profit rate over the long-term, including changes to our product selection, such as alternate national brands and the further expansion of our private brands, modifications to our packaging and product size, expansion of direct foreign sourcing, price optimization strategies, and growth in our home, apparel and seasonal categories.

        We intend to continue to drive our private brand penetration going forward. Our private brand program complements our model of offering customers nationally branded consumables merchandise at everyday low prices. Generally, private brand items have higher gross profit margins than similar national brand items, and in 2010 represented approximately 22% of our consumables sales. In 2010, we made significant progress in expanding our private brand efforts to our non-consumable offerings, dramatically improving the visual impact of our many non-consumables, including housewares, domestics, lawn and garden tools and summer toys.

        We believe we have the potential to directly source a larger portion of our products at savings to current costs. In 2010, we imported approximately $750 million of goods, or 8% of total purchases, at cost.

        We continually look for ways to improve our cost structure and enhance efficiencies throughout the organization. We are in the process of implementing a store workforce management and work simplification program in 2011, which thus far has resulted in significant savings, and we believe we have additional opportunities to improve our store workforce productivity. In addition, in 2010, we centralized our procurement system which is assisting us in reducing the cost of various purchases throughout the Company.

        Growing Our Store Base.    Based on a detailed, market-by-market analysis, we believe we have the potential to at least double our current number of stores through expansion in both existing and new markets. We plan to open approximately 625 new stores in fiscal year 2011, including 301 stores opened through July 29, 2011, and to enter three additional states: Connecticut, New Hampshire and Nevada. Our new store opening plans for 2011 include the addition of approximately 10 Dollar General Market stores. We are currently in the process of developing our strategy and locating store sites for our planned entrance into California in 2012. We have confidence in our real estate disciplines and in our ability to identify, open and operate successful new stores. As a result, we believe that at least our present level of new store growth is sustainable for the foreseeable future. In addition, we believe that in the current real estate market environment there may be opportunities to negotiate lower rent than would have previously been available or to purchase stores at favorable prices, allowing us to continue to improve the overall quality of our sites at attractive rates of return.

        We are incorporated under the laws of the state of Tennessee, and our principal executive offices are located at 100 Mission Ridge, Goodlettsville, Tennessee 37072. Our telephone number is (615) 855-4000, and our website address is www.dollargeneral.com. Information contained on our website does not constitute part of this document.

The Offering

        The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that may be important to you. For a more complete understanding of the common stock, please refer to the section of the accompanying prospectus entitled "Description of Common Stock."

Common stock offered by the selling shareholders	25,000,000 shares.
Use of proceeds	We will not receive any proceeds from this sale of shares by the selling shareholders.
Underwriters' option

Certain of the selling shareholders have granted the underwriters a 30-day option to purchase up to 3,750,000 additional shares at the initial price to public less the underwriting discount. See "Selling Shareholders."

Dividend policy

We have no current plans to pay any cash dividends on our common stock and instead may retain earnings, if any, for future operation and expansion and debt repayment. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board of Directors may deem relevant. See "Dividend Policy."

Risk factors

You should carefully read and consider the information set forth under "Risk Factors" herein, in the accompanying prospectus and in the documents incorporated by reference herein, including our 2010 Annual Report, before investing in our common stock.

New York Stock Exchange symbol	"DG"
Conflict of interest

Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us or for our executive officers for which they received or will receive customary fees and expenses. See "Underwriting." Goldman, Sachs & Co. and KKR Capital Markets LLC and/or their respective affiliates each own (through their investment in Buck Holdings, L.P.) in excess of 10% of our issued and outstanding common stock. In addition, Goldman, Sachs & Co. and KKR Capital Markets LLC or their affiliates will each receive more than 5% of the net proceeds of this offering through their investment in Buck Holdings, L.P. Therefore each of Goldman, Sachs & Co. and KKR Capital Markets LLC may be deemed to have a "conflict of interest" with us within the meaning of Rule 5121 ("Rule 5121") of the Financial Industry Regulatory Authority, Inc. In addition, since an investment fund affiliated with KKR beneficially owns approximately 10% of China International Capital Corporation, we are deemed to be under common control with China International Capital Corporation. Therefore, China International Capital Corporation Hong Kong Securities Limited may be deemed to have a "conflict of interest" within the meaning of Rule 5121. See "Conflicts of Interest" in the "Underwriting" section of this prospectus supplement.

        Unless we indicate otherwise or the context otherwise requires, all information in this prospectus supplement:

  •
  assumes no exercise of the underwriters' option to purchase additional shares of our common stock; and

  •
  does not reflect (1) 11,413,100 shares of our common stock issuable upon the exercise of outstanding stock options held by our directors, officers and employees at a weighted average exercise price of $10.45 per share as of August 31, 2011, 7,111,312 of which were then exercisable; and (2) 17,805,518 shares of our common stock reserved for future grants under our Amended and Restated 2007 Stock Incentive Plan.

Summary Historical Financial and Other Data

        The following table sets forth our summary consolidated financial information as of the dates and for the periods indicated. The summary historical statement of income data and statement of cash flows data for the fiscal years ended January 28, 2011, January 29, 2010 and January 30, 2009, and balance sheet data as of January 28, 2011 and January 29, 2010 have been derived from our historical audited consolidated financial statements included in the 2010 Annual Report and incorporated by reference in this prospectus supplement. The summary historical balance sheet data as of January 30, 2009 presented in this table have been derived from our audited consolidated financial statements not included in the 2010 Annual Report. We derived the consolidated selected financial data for the 26-week periods ended July 29, 2011 and July 30, 2010 from our unaudited condensed consolidated interim financial statements included in our Quarterly Report on Form 10-Q for the period ended July 29, 2011 and incorporated by reference in this prospectus supplement. We have prepared the unaudited condensed consolidated interim financial information set forth below on the same basis as our audited consolidated financial statements, and have included all adjustments, consisting only of normal recurring adjustments, that we consider necessary for a fair presentation of our financial position and operating results for such periods. The interim results set forth below are not necessarily indicative of results for the fiscal year ending February 3, 2012 or for any other period.

        Our historical results are not necessarily indicative of future operating results. The information set forth below should be read in conjunction with, and is qualified in its entirety by reference to, "Selected Historical Financial and Other Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and our consolidated financial statements and the related notes included in the 2010 Annual Report and in our Quarterly Reports on Form 10-Q that are incorporated by reference in this prospectus supplement.

	Year Ended			26 Weeks Ended
(Amounts in millions, excluding per share data, number of stores, selling square feet, and net sales per square foot)	January 30, 2009	January 29, 2010	January 28, 2011	July 30, 2010	July 29, 2011
Statement of Income Data:
Net sales	$10,457.7	$11,796.4	$13,035.0	$6,325.5	$7,026.9
Cost of goods sold	7,396.6	8,106.5	8,858.4	4,289.7	4,791.2

Gross profit	3,061.1	3,689.9	4,176.6	2,035.7	2,235.7
Selling, general and administrative expenses	2,448.6	2,736.6	2,902.5	1,444.3	1,564.1
Litigation settlement and related costs, net	32.0	—	—	—	—

Operating profit	580.5	953.3	1,274.1	591.5	671.6
Interest income	(3.1)	(0.1)	(0.2)	(0.0)	(0.0)
Interest expense	391.9	345.7	274.2	141.3	126.2
Other (income) expense	(2.8)	55.5	15.1	6.7	60.5

Income before income taxes	194.4	552.1	985.0	443.5	484.9
Income tax expense	86.2	212.7	357.1	166.3	181.9

Net income	$108.2	$339.4	$627.9	$277.2	$303.0

Earnings per share—basic	$0.34	$1.05	$1.84	$0.81	$0.89
Earnings per share—diluted	0.34	1.04	1.82	0.80	0.88
Dividends per share	—	0.7525	—	—	—
Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$575.2	$672.8	$824.7	$279.3	$398.4
Investing activities	(152.6)	(248.0)	(418.9)	(162.5)	(217.7)
Financing activities	(144.8)	(580.7)	(130.4)	(57.4)	(565.2)
Total capital expenditures	(205.5)	(250.7)	(420.4)	(163.1)	(218.1)
Other Financial and Operating Data:
Same store sales growth(1)	9.0%	9.5%	4.9%	5.9%	5.6%
Same store sales(1)	$10,118.5	$11,356.5	$12,227.1	$5,955.5	$6,594.6
Number of stores included in same store sales calculation	8,153	8,324	8,712	8,427	8,938
Number of stores (at period end)	8,362	8,828	9,372	9,113	9,641
Selling square feet (in thousands at period end)	58,803	62,494	67,094	64,923	69,279
Net sales per square foot(2)	$180	$195	$201	$199	$205
Consumables sales	69.3%	70.8%	71.6%	71.6%	73.1%
Seasonal sales	14.6%	14.5%	14.5%	14.2%	13.7%
Home products sales	8.2%	7.4%	7.0%	7.1%	6.7%
Apparel sales	7.9%	7.3%	6.9%	7.1%	6.5%
Rent expense	$389.6	$428.6	$489.3	$236.1	$261.9
Balance Sheet Data (at period end):
Cash and cash equivalents and short-term investments	$378.0	$222.1	$497.4	$281.4	$113.1
Total assets	8,889.2	8,863.5	9,546.2	9,179.5	9,529.1
Total debt	4,137.1	3,403.4	3,288.2	3,352.4	2,780.4
Total shareholders' equity	2,831.7	3,390.3	4,054.5	3,682.8	4,373.6

(1)
Same-store sales are calculated based upon stores that were open at least 13 full fiscal months and remain open at the end of the reporting period.

(2)
Net sales per square foot was calculated based on total sales for the preceding 12 months as of the ending date of the reporting period divided by the average selling square footage during the period, including the end of the fiscal year, the beginning of the fiscal year, and the end of each of the Company's three interim fiscal quarters.

RISK FACTORS

        An investment in our common stock involves risk. Before investing in our common stock, you should carefully consider the risks described below as well as other factors and information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus, including the risk factors set forth in our 2010 Annual Report and our financial statements and related notes, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Any such risks could materially and adversely affect our business, financial condition, results of operations or liquidity. However, the selected risks described below and in our 2010 Annual Report are not the only risks facing us. Our business, financial condition, results of operations or liquidity could also be adversely affected by additional factors that apply to all companies generally, as well as other risks that are not currently known to us or that we currently view to be immaterial. While we attempt to mitigate known risks to the extent we believe to be practicable and reasonable, we can provide no assurance, and we make no representation, that our mitigation efforts will be successful. In such a case, the trading price of the common stock could decline and you may lose all or part of your investment in our company.

         Our stock price may change significantly following the offering, and you could lose all or part of your investment as a result.

        You may not be able to resell your shares at or above the offering price due to a number of factors such as those listed in "Risk Factors" in our 2010 Annual Report and the following, some of which are beyond our control:

  •
  quarterly variations in our results of operations;

  •
  results of operations that vary from the expectations of securities analysts and investors;

  •
  results of operations that vary from those of our competitors;

  •
  changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

  •
  announcements by us, our competitors or our vendors of significant contracts, acquisitions, joint marketing relationships, joint ventures or capital commitments;

  •
  announcements by third parties of significant claims or proceedings against us;

  •
  increases in prices of raw materials for our products, fuel or our goods;

  •
  future sales of our common stock; and

  •
  general domestic and international economic conditions.

        Furthermore, the stock market has experienced extreme volatility that in some cases has been unrelated or disproportionate to the operating performance of particular companies. These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance.

        In the past, following periods of market volatility, shareholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

         Because we have no current plans to pay cash dividends on our common stock, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

        We may retain future earnings, if any, for future operation, expansion and debt repayment and have no current plans to pay any cash dividends. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur, including our credit facilities and the indenture governing our notes. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

         Some provisions of Tennessee law and our governing documents could discourage a takeover that shareholders may consider favorable.

        In addition to the Investors' ownership of a controlling percentage of our common stock, Tennessee law and provisions contained in our amended and restated charter and bylaws could make it difficult for a third party to acquire us, even if doing so might be beneficial to our shareholders. For example, our amended and restated charter authorizes our Board of Directors to determine the rights, preferences, privileges and restrictions of unissued preferred stock, without any vote or action by our shareholders. As a result, our Board of Directors could authorize and issue shares of preferred stock with voting or conversion rights that could adversely affect the voting or other rights of holders of our common stock or with other terms that could impede the completion of a merger, tender offer or other takeover attempt. In addition, as described under "Description of Capital Stock—Tennessee Anti-Takeover Statutes" in the accompanying prospectus, we are subject to certain provisions of Tennessee law that may discourage potential acquisition proposals and may delay, deter or prevent a change of control of our company, including through transactions, and, in particular, unsolicited transactions, that some or all of our shareholders might consider to be desirable. As a result, efforts by our shareholders to change the direction or management of our company may be unsuccessful.

         The Investors will continue to have significant influence over us, including control over decisions that require the approval of shareholders, which could limit your ability to influence the outcome of key transactions, including a change of control.

        We are controlled by the Investors. After giving effect to this offering, the Investors are expected to continue to have an indirect interest in approximately 64% of our outstanding common stock (or approximately 63% if the underwriters exercise their option to purchase additional shares in full) through their investment in Buck Holdings, L.P. In addition, the Investors have the ability to elect our entire Board of Directors. As a result, the Investors have control over our decisions to enter into any corporate transaction and the ability to prevent any transaction that requires shareholder approval regardless of whether others believe that the transaction is in our best interests. As long as the Investors continue to have an indirect interest in a majority of our outstanding common stock, they will have the ability to control the vote in any election of directors. In addition, pursuant to a shareholders' agreement that we entered into with Buck Holdings, L.P., KKR and the GS Investors, KKR has consent rights over certain significant corporate actions and KKR and the GS Investors have certain rights to appoint directors to our Board and certain of its committees.

        The Investors are also in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. The Investors may also pursue acquisition opportunities that are complementary to our business, and, as a result, those acquisition opportunities may not be available to us. As long as the Investors, or other funds controlled by or associated with the Investors, continue to indirectly own a significant amount of our outstanding common stock, even if such amount is less than 50%, the Investors will continue to be able to strongly influence or effectively control our decisions. The concentration of ownership may have the effect of delaying, preventing or deterring a change of control of our company, could deprive shareholders of an opportunity to receive a premium for their common stock as part of a sale of our company and might ultimately affect the market price of our common stock.

         We are a "controlled company" within the meaning of the New York Stock Exchange rules and, as a result, qualify for, and intend to rely on, exemptions from certain corporate governance requirements. You will not have the same protections afforded to shareholders of companies that are subject to such requirements.

        After completion of this offering, the Investors are expected to continue to control a majority of the voting power of our outstanding common stock. As a result, we expect we will continue to be a "controlled company" within the meaning of the New York Stock Exchange corporate governance standards. Under these rules, a company of which more than 50% of the voting power is held by an individual, group or another company is a "controlled company" and may elect not to comply with certain corporate governance requirements, including:

  •
  the requirement that a majority of the Board of Directors consist of independent directors;

  •
  the requirement that we have a nominating/corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities;

  •
  the requirement that we have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee's purpose and responsibilities; and

  •
  the requirement for an annual performance evaluation of the nominating/corporate governance and compensation committees.

        Following this offering, we intend to continue to utilize these exemptions. As a result, we do not have a majority of independent directors, no independent directors serve on our nominating/corporate governance committee, and our compensation committee does not consist entirely of independent directors and such committees are not required to conduct annual performance evaluations. Accordingly, you will not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of the New York Stock Exchange.

         If we, the Investors or other significant shareholders sell a large number of shares of our common stock, the market price of our common stock could decline.

        The market price of our common stock could decline as a result of sales of a large number of shares of common stock in the market or the perception that such sales could occur. These sales, or the possibility that these sales may occur, also might make it more difficult for us to issue equity securities in the future at a time and at a price that we deem appropriate. As of August 31, 2011, we had 341,585,051 shares of common stock outstanding, of which less than 29% were freely tradable on the New York Stock Exchange. After giving effect to this offering approximately 36% of our shares of common stock outstanding would be freely tradable on the New York Stock Exchange (or 37% if the underwriters exercise their option to purchase additional shares from certain of the selling shareholders in full).

        We, our directors and executive officers, the selling shareholders and, through their investment in Buck Holdings, L.P., the Investors, have agreed not to offer or sell, dispose of or hedge, directly or indirectly, any common stock without the permission of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC for a period of 75 days from the date of this prospectus supplement, subject to certain exceptions. In addition, pursuant to a registration rights agreement, we have granted the Investors the right to cause us, in certain instances, at our expense, to file registration statements under the Securities Act of 1933, as amended (the "Securities Act"), covering resales of our common stock held by them or to piggyback on a registration statement in certain circumstances. Certain members of management hold similar piggyback registration rights. These rights will not be able to be exercised during the 75-day restricted period described above. Collectively, these shares will represent approximately 64% of our outstanding common stock following this offering (or 63%, if the underwriters exercise their option to purchase additional shares from certain of the selling shareholders in full). To the extent that such registration rights are exercised, the resulting sale of a substantial number of shares of our common stock into the market could cause the market price of our common stock to decline. These shares also may be sold pursuant to Rule 144 under the Securities Act, depending on their holding period and subject to restrictions in the case of shares held by persons deemed to be our affiliates (and, in the case of our management shareholders, subject to transfer restrictions contained in management stockholders agreements). As restrictions on resale end, the market price of our common stock could also decline if the holders of restricted shares sell them or are perceived by the market as intending to sell them.

FORWARD-LOOKING STATEMENTS

        This prospectus supplement contains or incorporates by reference forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can identify these statements because they are not limited to statements of historical fact or they use words such as "may," "should," "could," "believe," "anticipate," "project," "plan," "schedule," "on track," "expect," "estimate," "objective," "forecast," "goal," "focus," "intend," "committed," "continue" or "will likely result" and similar expressions that concern our strategy, plans, intentions or beliefs about future occurrences or results. For example, statements relating to estimated and projected expenditures, cash flows, results of operations, financial condition and liquidity; plans and objectives for future operations, growth or initiatives; and the expected outcome or effect of pending or threatened litigation or audits are forward-looking statements.

        All forward-looking statements are subject to risks, uncertainties and other factors that may change at any time, so our actual results may differ materially from the expectations expressed in or implied by such forward-looking statements, including, but not limited to:

  •
  failure to successfully execute our growth strategy, including delays in store growth, difficulties executing sales and operating profit margin initiatives and inventory shrinkage reduction;

  •
  the failure of our new store base to achieve sales and operating levels consistent with our expectations;

  •
  risks and challenges in connection with sourcing merchandise from domestic and foreign vendors, as well as trade restrictions;

  •
  our level of success in gaining and maintaining broad market acceptance of our private brands and in achieving our other initiatives;

  •
  unfavorable publicity or consumer perception of our products;

  •
  our debt levels and restrictions in our debt agreements;

  •
  economic conditions, including their effect on the financial and capital markets, our suppliers and business partners, employment levels, consumer demand, disposable income, credit availability and spending patterns, inflation and the cost of goods;

  •
  increases in commodity prices (including, without limitation, cotton, wheat, corn, sugar, oil, paper and resin);

  •
  levels of inventory shrinkage;

  •
  seasonality of our business;

  •
  increases in costs of fuel or other energy, transportation or utilities costs and in the costs of labor, employment and health care;

  •
  the impact of changes in or noncompliance with governmental laws and regulations (including, but not limited to, product safety, healthcare and unionization) and developments in and outcomes of legal proceedings, investigations or audits;

  •
  disruptions, unanticipated expenses or operational failures in our supply chain including, without limitation, a decrease in transportation capacity for overseas shipments or work stoppages or other labor disruptions that could impede the receipt of merchandise;

  •
  delays or unanticipated expenses in constructing a new distribution center;

  •
  damage or interruption to our information systems;

  •
  changes in the competitive environment in our industry and the markets where we operate;

  •
  natural disasters, unusual weather conditions, pandemic outbreaks, boycotts, war and geo-political events;

  •
  the incurrence of material uninsured losses, excessive insurance costs or accident costs;

  •
  our failure to protect our brand name;

  •
  our loss of key personnel or our inability to hire additional qualified personnel;

  •
  interest rate and currency exchange fluctuations;

  •
  a data security breach;

  •
  our failure to maintain effective internal controls;

  •
  changes to income tax expense due to changes in or interpretation of tax laws, or as a result of federal or state income tax examinations;

  •
  changes to or new accounting guidance, such as changes to lease accounting guidance or a requirement to convert to international financial reporting standards.

        We derive many of these statements from our operating budgets and forecasts, which are based on many detailed assumptions that we believe are reasonable. However, it is very difficult to predict the impact of known factors, and we cannot anticipate all factors that could affect our actual results that may be important to an investor. Important factors that could cause actual results to differ materially from the expectations expressed in our forward-looking statements are disclosed under "Risk Factors" in this prospectus supplement and in the section entitled "Risk Factors" in our 2010 Annual Report as well as the sections entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our 2010 Annual Report and our Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement. All written and oral forward-looking statements we make in the future are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that we make from time to time in our other SEC filings and public communications. You should evaluate all of our forward-looking statements in the context of these risks and uncertainties.

        We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference into this prospectus supplement are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

 USE OF PROCEEDS

        We will not receive any proceeds from this sale of shares by the selling shareholders.

PRICE RANGE OF COMMON STOCK

        Our common stock is listed on the NYSE and is traded under the symbol "DG". There was no established public trading market for our common stock after our merger that occurred on July 6, 2007 until our IPO on November 13, 2009. At the close of business on August 31, 2011, there were 1,099 holders of record of our shares of common stock. The last reported price of our common stock on the NYSE on September 8, 2011 was $35.00 per share.

        The following table sets forth for the periods indicated the high and low reported sale prices per share for the common stock, as reported on the NYSE:

	High	Low
2009
First Quarter	N/A	N/A
Second Quarter	N/A	N/A
Third Quarter	N/A	N/A
Fourth Quarter	$24.90	$21.75
2010
First Quarter	$29.91	$21.30
Second Quarter	$31.41	$26.61
Third Quarter	$30.20	$26.64
Fourth Quarter	$33.73	$27.29
2011
First Quarter	$33.58	$26.65
Second Quarter	$35.09	$31.10
Third Quarter (through September 8, 2011)	$37.13	$29.84

 DIVIDEND POLICY

        We have not declared or paid recurring dividends since prior to our 2007 merger. However, prior to our IPO, on September 8, 2009, our Board of Directors declared a special dividend on our outstanding common stock of approximately $239.3 million in the aggregate. The special dividend was paid on September 11, 2009 to shareholders of record on September 8, 2009 with cash generated from operations. We have no current plans to pay any cash dividends on our common stock and instead may retain earnings, if any, for future operation and expansion and debt repayment. Any decision to declare and pay dividends in the future will be made at the discretion of our Board of Directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board of Directors may deem relevant. In addition, our ability to pay dividends is limited by covenants in our credit facilities and in the indenture governing our outstanding senior subordinated notes due 2017. See "Liquidity and Capital Resources" in the Management's Discussion and Analysis of Financial Condition and Results of Operations section of our 2010 Annual Report and in our Quarterly Reports on Form 10-Q that are incorporated by reference into this prospectus supplement for a description of restrictions on our ability to pay dividends.

SELLING SHAREHOLDERS

        The following table sets forth, for each selling shareholder, the name, the number of shares of common stock beneficially owned as of August 31, 2011, the number of shares of common stock being offered pursuant to this prospectus supplement and the number of shares of common stock that will be beneficially owned immediately after the offering contemplated by this prospectus supplement.

        A person is a "beneficial owner" of a security if that person has or shares voting or investment power over the security or if he has the right to acquire beneficial ownership within 60 days of August 31, 2011. Unless otherwise noted, these persons may be contacted at our executive offices and, to our knowledge, have sole voting and investment power over the shares listed. Where shares are indicated as being indirectly held through Buck Holdings, L.P., shares to be sold in the offering will be sold by Buck Holdings, L.P. on behalf of such selling shareholder. Percentage computations are based on 341,585,051 shares of our common stock outstanding as of August 31, 2011.

				Shares of Common Stock Beneficially Owned After this Offering			Percentage of Common Stock Beneficially Owned After this Offering
	Shares of Common Stock Beneficially Owned Prior to this Offering					Percentage of Common Stock Beneficially Owned Prior to this Offering
			Shares of Common Stock Subject to Option
Name of Selling Shareholder		Shares of Common Stock Being Offered		With Option	Without Option		With Option	Without Option
5% Shareholders:
Buck Holdings, L.P.(1)	241,997,057	24,214,291	3,750,000	214,032,766	217,782,766	70.8%	62.7%	63.8%
Executive Officers:
Richard W. Dreiling(2)	1,566,053	170,000	—	1,396,053	1,396,053	*	*	*
Anita C. Elliott(2)	192,025	18,674	—	173,351	173,351	*	*	*
John W. Flanigan(2)	173,831	17,176	—	156,655	156,655	*	*	*
Kathleen R. Guion(2)	363,641	36,650	—	326,991	326,991	*	*	*
Susan S. Lanigan(2)	284,645	28,688	—	255,957	255,957	*	*	*
Robert D. Ravener(2)	174,514	17,585	—	156,929	156,929	*	*	*
David M. Tehle(2)	475,542	45,981	—	429,561	429,561	*	*	*
Todd J. Vasos(2)	282,619	61,986	—	220,633	220,633	*	*	*
Other Selling Shareholders:
Gayle C. Aertker(2)	168,415	16,973	—	151,442	151,442	*	*	*
Michael W. Buxton(2)	166,939	16,825	—	150,114	150,114	*	*	*
James W. Thorpe(2)	160,970	16,124	—	144,846	144,846	*	*	*
All other Selling Shareholders as a group(3)	3,396,726	339,047	—	3,057,679	3,057,679	*	*	*

*
Less than 1%.

(1)
Buck Holdings, L.P. directly holds 241,997,057 shares. The general partner of Buck Holdings, L.P. is Buck Holdings, LLC. The membership interests of Buck Holdings, LLC are held by a private investor group, including affiliates of KKR and Goldman, Sachs & Co. and other equity investors.

Each of KKR 2006 Fund L.P., KKR PEI Investments, L.P., 8 North America Investor L.P., Buck Co-Invest, LP and KKR Partners III, L.P. (collectively, the "KKR Funds") directly holds membership interests in Buck Holdings, LLC and limited partnership interests in Buck Holdings, L.P. The KKR Funds hold the majority of such membership interests and limited partnership interests. KKR 2006 Fund, L.P. holds a majority of the membership interests of Buck Holdings, LLC and the limited partnership interests of Buck Holdings, L.P. that are held by the KKR Funds. The sole general partner of the KKR 2006 Fund L.P. is KKR Associates 2006 L.P., and the sole general partner of KKR Associates 2006 L.P. is KKR 2006 GP LLC. The designated member of KKR 2006 GP LLC is KKR Fund Holdings L.P.

As the designated members of KKR Management LLC (which indirectly controls or manages KKR 2006 Fund L.P., PEI Investments, L.P. and 8 North America Investor L.P.) and the managing members of KKR III GP LLC, (which indirectly controls KKR Partners III, L.P.), Henry R. Kravis and George R. Roberts may be deemed to share voting and dispositive power with respect to the shares beneficially owned by Buck Holdings, L.P. but disclaim beneficial ownership of such shares. The address for the KKR Funds, Henry R. Kravis and KKR is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, Suite 4200, New York, NY 10019. The address for George R. Roberts is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

  The Goldman Sachs Group, Inc. ("GS Group") may be deemed to share voting and dispositive power with respect to 52,474,940 shares held by Buck Holdings, L.P. Each of the following entities directly owns limited partnership interests in Buck Holdings, L.P. and may be deemed to share voting and dispositive power with respect to the specified number of shares: GS Capital Partners VI Parallel, L.P. (5,332,395); GS Capital Partners VI GmbH & Co. KG (689,182); GS Capital Partners VI Fund, L.P. (19,391,727); GS Capital Partners VI Offshore Fund, L.P. (16,129,357); Goldman Sachs DGC Investors, L.P. (2,926,695); Goldman Sachs DGC Investors Offshore Holdings, L.P. (5,819,128) and GSUIG, LLC (2,186,456) (collectively, the "Investing Entities"). The shares held by the Investing Entities may be deemed to be beneficially owned by Goldman, Sachs & Co. The general partner, managing general partner or other manager of each of the Investing Entities is an affiliate of GS Group. Goldman, Sachs & Co. is a direct and indirect wholly-owned subsidiary of GS Group. Goldman, Sachs & Co. is the investment manager of certain of the Investing Entities. Each of the Investing Entities disclaims beneficial ownership of any shares of common stock owned by Buck Holdings, L.P. or by the other investors of Buck Holdings L.P., except to the extent disclosed above. The address of each of the Investing Entities other than GS Capital Partners VI GmbH & Co. KG is c/o Goldman, Sachs & Co., 200 West Street, New York, New York 10282. The address of GS Capital Partners VI GmbH & Co. KG is Messeturm, Friedrich-Ebert-Anlage 49 60323, Frankfurt/Main, Germany.

(2)
Shares shown in the table include the following numbers of shares that such person has the right to acquire, in the aggregate, within 60 days after August 31, 2011, upon the exercise of vested options: Mr. Dreiling (1,242,856); Ms. Elliott (190,379); Mr. Flanigan (152,333); Ms. Guion (363,641); Ms. Lanigan (284,645); Mr. Ravener (148,419); Mr. Tehle (466,402); Mr. Vasos (208,333); Ms. Aertker (168,415); Mr. Buxton (166,939); and Mr. Thorpe (160,470). The shares described in this note are considered outstanding for purposes of computing the percentage of outstanding stock owned by each named person, but not for the purpose of computing the percentage ownership of any other person.

(3)
Shares shown in the table include shares owned by the selling shareholders other than those named in the table that in the aggregate beneficially own less than 1.0% of our common stock as of August 31, 2011. Shares shown in the table include 3,139,502 shares that such selling shareholders have the right to acquire, in the aggregate within 60 days after August 31, 2011 upon the exercise of vested options. The shares described in this note are considered outstanding for purposes of computing the percentage of outstanding stock owned by such group, but not for the purpose of computing the percentage ownership of any other person.

UNITED STATES FEDERAL INCOME AND ESTATE TAX CONSEQUENCES TO
NON-U.S. HOLDERS

        The following is a summary of the material United States federal income and estate tax consequences of the purchase, ownership and disposition of our common stock as of the date hereof. Except where noted, this summary deals only with common stock that is held as a capital asset by a non-U.S. holder.

        A "non-U.S. holder" means a beneficial owner of our common stock that is not, for United States federal income tax purposes, any of the following:

  •
  an individual citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

  •
  a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes);

  •
  an estate the income of which is subject to United States federal income taxation regardless of its source; or

  •
  a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state, local or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, "controlled foreign corporation," "passive foreign investment company" or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

        If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership and upon certain determinations made at the partner level. If you are a partner of a partnership holding our common stock, you should consult your tax advisors.

        If you are considering the purchase of our common stock, you should consult your own tax advisors concerning the particular United States federal income and estate tax consequences to you of the ownership and disposition of the common stock, as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction, in light of your particular circumstances.

Dividends

        Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty, of the gross amount of the dividends paid. However, dividends that are effectively connected with the conduct of a trade or business by a non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment of the non-U.S. holder) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A non-U.S. holder of our common stock who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to complete Internal Revenue Service Form W-8BEN (or other applicable form) and certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our common stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

        A non-U.S. holder of our common stock eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the United States Internal Revenue Service.

Gain on Disposition of Common Stock

        Any gain realized by a non-U.S. holder on the disposition of our common stock generally will not be subject to United States federal income tax unless:

  •
  the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

  •
  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

  •
  we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held our common stock.

        In the case of a non-U.S. holder described in the first bullet point immediately above, the gain will be subject to United States federal income tax on a net income basis in the same manner as if the non-U.S. holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise), and a non-U.S. holder that is a foreign corporation may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. In the case of an individual non-U.S. holder described in the second bullet point immediately above, except as otherwise provided by an applicable income tax treaty, the gain, which may be offset by United States source capital losses, will be subject to a flat 30% tax even though the individual is not considered a resident of the United States under the Code.

        We believe we are not and do not anticipate becoming a "United States real property holding corporation" for United States federal income tax purposes.

Federal Estate Tax

        Our common stock that is owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for United States federal estate tax purposes) at the time of death will be included in such individual's gross estate for United States federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and, therefore, may be subject to United States federal estate tax.

Information Reporting and Backup Withholding

        We must report annually to the United States Internal Revenue Service and to each non-U.S. holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty or agreement.

        A non-U.S. holder will be subject to backup withholding on dividends paid to such holder unless such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

        Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale of our common stock within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

        Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder's United States federal income tax liability provided the required information is timely furnished to the United States Internal Revenue Service.

Additional Withholding Requirements

        Under recently enacted legislation and administrative guidance, the relevant withholding agent may be required to withhold 30% of any dividends paid after December 31, 2013 and the proceeds of a sale of our common stock paid after December 31, 2014 to (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial United States owners or provides the name, address and taxpayer identification number of each substantial United States owner and such entity meets certain other specified requirements. If payment of this withholding tax is made, non-U.S. holders that are otherwise eligible for an exemption from, or reduction of, United States withholding taxes with respect to such dividends or proceeds will be required to seek a credit or refund from the Internal Revenue Service to obtain the benefit of such exemption or reduction. Non-U.S. holders should contact their own tax advisors regarding the particular consequences to them of this legislation.

UNDERWRITING

        Citigroup Global Markets Inc., Goldman, Sachs & Co., KKR Capital Markets LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities LLC are acting as joint book-running managers for the offering and as representatives of the underwriters named below. We, the selling shareholders and the representatives have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter named below has severally agreed to purchase and the selling shareholders have agreed to sell the number of shares indicated in the following table.

Underwriter	Number of Shares
Citigroup Global Markets Inc.	5,500,000
Goldman, Sachs & Co.	5,500,000
KKR Capital Markets LLC	5,500,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	2,500,000
J.P. Morgan Securities LLC	2,500,000
Barclays Capital Inc.	1,250,000
Wells Fargo Securities, LLC	500,000
Sanford C. Bernstein & Co., LLC	500,000
China International Capital Corporation Hong Kong Securities Limited	500,000
Deutsche Bank Securities Inc.	500,000
HSBC Securities (USA) Inc.	250,000

Total	25,000,000

        The underwriters are committed to take and pay for all of the shares of common stock being offered, if any are taken, other than the shares covered by the option described below unless and until this option is exercised.

        If the underwriters sell more shares of common stock than the total number set forth in the table above, the underwriters have an option to buy up to an additional 3,750,000 shares from certain of the selling shareholders. They may exercise that option for 30 days. If any shares are purchased pursuant to this option, the underwriters will severally purchase shares in approximately the same proportion as set forth in the table above. China International Capital Corporation Hong Kong Securities Limited will offer the shares in the United States through CICC US Securities, Inc., its registered broker-dealer in the United States.

        The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the selling shareholders. Such amounts are shown assuming both no exercise and full exercise of the underwriters' option to purchase 3,750,000 additional shares.

	Paid by the Selling Shareholders
	No Exercise	Full Exercise
Per share	$1.0425	$1.0425
Total	$26,062,500	$29,971,875

        Shares sold by the underwriters to the public will initially be offered at the initial price to the public set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $0.6255 per share from the initial price to the public. If all the shares are not sold at the initial public offering price, the representatives may change the offering price and the other selling terms. The offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters' right to reject any order in whole or in part.

        We, our executive officers and directors, the selling shareholders and the Investors (through their investment in Buck Holdings, L.P. ("Parent")) each have agreed with the underwriters not to dispose of or hedge any of our respective shares of common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date 75 days after the date of this prospectus supplement, except with the prior written consent of each of Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC. The Company understands that Citigroup Global Markets Inc., Goldman, Sachs & Co. and KKR Capital Markets LLC do not have any pre-established conditions to waiving the terms of the lock-up agreements and that they grant waivers after evaluating the unique facts and circumstances of each individual's or entity's request for such a waiver.

        The shares are listed on the New York Stock Exchange under the symbol "DG."

        In connection with the offering, the underwriters may purchase and sell shares of common stock in the open market in accordance with Regulation M under the Securities Exchange Act of 1934 where applicable. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. "Covered" short sales are sales made in an amount not greater than the underwriters' option to purchase additional shares from certain of the selling shareholders in the offering. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option granted to them. "Naked" short sales are any sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common stock made by the underwriters in the open market prior to the completion of the offering.

        The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

        Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of our common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued at any time. These transactions may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise.

        We estimate that our share of the total expenses of the offering, excluding underwriting discounts, will be approximately $425,000.

        We and the selling shareholders have agreed to indemnify the several underwriters against certain liabilities under the Securities Act including liabilities arising out of, or based upon certain material misstatements or omissions. If we or the selling shareholders are unable to provide this indemnification, we or the selling shareholders, as applicable, will contribute to payments the underwriters may be required to make because of any of those liabilities.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, principal investment, hedging, financing, treasury and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory, investment banking, commercial banking and other services for us or our executive officers for which they received or will receive customary fees and expenses.

        Furthermore, certain of the underwriters and their respective affiliates may, from time to time, enter into arm's-length transactions with us in the ordinary course of their business.

        Each of the underwriters acted as underwriters (except for Wells Fargo Securities, LLC) in the secondary offering of our shares in December 2010. In addition, each of the underwriters (except for China International Capital Corporation Hong Kong Securities Limited) acted as underwriters in the secondary offering of our shares in April of 2010 and each of the underwriters (except for Sanford C. Bernstein & Co., LLC and China International Capital Corporation Hong Kong Securities Limited) acted as underwriters in our IPO. Wells Fargo Shareowner Services, an affiliate of Wells Fargo Securities, LLC, is the transfer agent and registrar for our common stock.

        Goldman, Sachs & Co. and KKR provided management and advisory services to us and our affiliates pursuant to a sponsor advisory agreement with us and Parent executed in connection with our 2007 merger. In connection with entering into the sponsor advisory agreement, we and Parent also entered into a separate indemnification agreement with Goldman, Sachs & Co. and KKR, pursuant to which we agreed to provide customary indemnification to such parties and their affiliates. Upon the completion of our IPO, the sponsor advisory agreement was terminated.

        In connection with our 2007 merger, Goldman, Sachs & Co., Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC) and Citigroup Global Markets Inc. and their affiliates participated in several related transactions with us. Specifically, Citigroup Global Markets Inc. and Goldman Sachs Credit Partners L.P., an affiliate of Goldman, Sachs & Co., along with other institutions, served as joint lead arranger and joint bookrunner with respect to the credit agreements and related security and other agreements consisting of (i) a $2.3 billion senior secured term loan facility (which has a balance of $1.964 billion as of July 29, 2011) and (ii) a senior secured asset-based revolving credit facility of up to $1.125 billion (the total commitments under which are now $1.031 billion). Goldman Sachs Credit Partners L.P. and Wachovia Bank, National Association (an affiliate of Wells Fargo Securities, LLC) also served as syndication agents for each of the facilities. Citicorp North America, Inc., an affiliate of Citigroup Global Markets Inc., serves as administrative agent and collateral agent for the senior secured term loan facility. Wells Fargo Retail Finance, LLC (an affiliate of Wells Fargo Securities, LLC) serves as the administrative agent and collateral agent for the senior secured asset-based revolving credit facility. Affiliates of several of the underwriters were, and we believe continue to be, lenders under the facilities. Also in connection with our 2007 merger, Goldman, Sachs & Co. and Citigroup Global Markets Inc., along with other institutions, (i) acted as initial purchasers for our issuance of senior notes due 2015 (the "senior notes") and senior subordinated notes due 2017 (the "senior subordinated notes") and (ii) provided financial advisory services to, and received financial advisory fees from us, the Investors and their affiliates. Wells Fargo Securities, LLC (formerly known as Wachovia Capital Markets, LLC) also acted as an initial purchaser for our issuance of the senior notes and the senior subordinated notes. Finally, in connection with our 2007 merger, we completed a cash tender offer to purchase any and all of our $200 million principal amount of our 8 5/8% notes due June 2010. Goldman, Sachs & Co. acted as dealer manager and consent solicitation agent for that tender offer. In May and October of 2010, KKR Capital Markets LLC acted as a broker in connection with our repurchases of the senior notes.

        Goldman, Sachs & Co. and an affiliate of Wells Fargo Securities, LLC also are counterparties to us on amortizing interest rate swaps entered into in connection with the senior secured term loan facility, each with a notional amount of $143.3 million as of July 29, 2011. In addition, pursuant to our obligations under the registration rights agreement, we have filed and maintain a "market-making" prospectus in order to enable Goldman, Sachs & Co. to engage in market-making activities for the senior subordinated notes.

        As a result of our 2007 merger, we are a subsidiary of Parent, a Delaware limited partnership controlled by an affiliate of KKR. KKR has a 98% economic interest in KKR Capital Markets Holdings L.P. which owns 100% of the equity interests of KKR Capital Markets LLC. Affiliates of KKR, Goldman, Sachs & Co., Citigroup Global Markets Inc., and other equity co-investors have an indirect interest in a substantial portion of our capital stock through their investment in Parent and Buck Holdings, LLC, its general partner and a Delaware limited liability company controlled by KKR, and will continue to do so after this offering. Further, affiliates of Citigroup Global Markets Inc. and Wells Fargo Securities, LLC have an indirect interest in a portion of our capital stock through their investments in a private equity fund controlled by KKR which in turn indirectly has an indirect interest in our capital stock through its investment in Parent and Buck Holdings, LLC. In connection with our 2007 merger, we entered into a registration rights agreement pursuant to which affiliates of KKR, Goldman, Sachs & Co., Citigroup Global Markets Inc. and certain other equity co-investors have the right to require us to register such investors' shares of common stock with the SEC for sale by them to the public, subject to certain limitations. Representatives of KKR and GS Capital Partners VI Parallel, L.P. serve as members of our Board of Directors.

        In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve securities and instruments of ours.

Conflicts of Interest

        Goldman, Sachs & Co. and KKR Capital Markets LLC and/or their respective affiliates each own (through their investment in Parent) in excess of 10% of our issued and outstanding common stock. In addition, Goldman, Sachs & Co. and KKR Capital Markets and/or their affiliates will each receive more than 5% of the net proceeds of this offering through their investment in Parent. Therefore each of Goldman, Sachs & Co. and KKR Capital Markets LLC may be deemed to have a "conflict of interest" with us within the meaning of Rule 5121 ("Rule 5121") of the Financial Industry Regulatory Authority, Inc. Therefore, this offering will be conducted in accordance with Rule 5121. No sales of the shares will be made to a discretionary account over which Goldman, Sachs & Co. or KKR Capital Markets LLC exercise discretion without the prior specific written approval of the account holder. In addition, since an investment fund affiliated with KKR beneficially owns approximately 10% of China International Capital Corporation, we are deemed to be under common control with China International Capital Corporation. Therefore, China International Capital Corporation Hong Kong Securities Limited may be deemed to have a "conflict of interest" within the meaning of Rule 5121.

European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of shares to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

          (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

          (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

          (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe for the shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the "Order") or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order (each such person being referred to as a "relevant person"). This prospectus supplement, the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.

France

        Neither this prospectus supplement nor any other offering material relating to the shares described in this prospectus supplement has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus supplement nor any other offering material relating to the shares has been or will be:

  •
  released, issued, distributed or caused to be released, issued or distributed to the public in France; or

  •
  used in connection with any offer for subscription or sale of the shares to the public in France.

        Such offers, sales and distributions will be made in France only:

  •
  to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d'investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

  •
  to investment services providers authorized to engage in portfolio management on behalf of third parties; or

  •
  in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l'épargne).

        The shares may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries' rights and interest in that trust shall not be transferable for 6 months after that corporation or that trust has acquired the shares under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Japan

        The shares offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The shares have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of the Financial Instruments and Exchange Law and any other applicable laws, regulations and ministerial guidelines of Japan.

Switzerland

        This document as well as any other material relating to the shares which are the subject of the offering contemplated by this prospectus supplement (the "Shares") do not constitute an issue prospectus pursuant to Article 652a of the Swiss Code of Obligations. The Shares will not be listed on the SWX Swiss Exchange and, therefore, the documents relating to the Shares, including, but not limited to, this document, do not claim to comply with the disclosure standards of the listing rules of SWX Swiss Exchange and corresponding prospectus schemes annexed to the listing rules of the SWX Swiss Exchange.

        The Shares are being offered in Switzerland by way of a private placement, i.e. to a small number of selected investors only, without any public offer and only to investors who do not purchase the Shares with the intention to distribute them to the public. The investors will be individually approached by the Company from time to time.

        This document as well as any other material relating to the Shares is personal and confidential and do not constitute an offer to any other person. This document may only be used by those investors to whom it has been handed out in connection with the offering described herein and may neither directly nor indirectly be distributed or made available to other persons without express consent of the Company. It may not be used in connection with any other offer and shall in particular not be copied and/or distributed to the public in (or from) Switzerland.

Dubai International Financial Centre

        This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it, and has no responsibility for it. The shares which are the subject of the offering contemplated by this prospectus supplement (the "Shares") may be illiquid and/or subject to restrictions on their resale.

        Prospective purchasers of the Shares offered should conduct their own due diligence on the Shares. If you do not understand the contents of this document you should consult an authorised financial adviser.

 LEGAL MATTERS

        The validity of the common stock offered hereunder will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee. Certain other legal matters relating to this offering will be passed upon for us and certain of the selling shareholders by Simpson Thacher & Bartlett LLP, New York, New York. Certain legal matters relating to this offering will be passed upon for the underwriters by Fried, Frank, Harris, Shriver & Jacobson LLP, New York, New York. Certain partners of Simpson Thacher & Bartlett LLP, members of their respective families, related persons and others have an indirect interest, through limited partnerships that are investors in funds affiliated with KKR, in less than 1% of our common stock.

EXPERTS

        The consolidated balance sheets of Dollar General Corporation and subsidiaries as of January 28, 2011, and January 29, 2010, and the related consolidated statements of income, shareholders' equity, and cash flows for the years ended January 28, 2011, January 29, 2010, and January 30, 2009 incorporated in this prospectus supplement by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 28, 2011 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

        With respect to the unaudited condensed consolidated interim financial information of Dollar General Corporation and subsidiaries for the 13-week and 26-week periods ended July 29, 2011 and July 30, 2010, and the 13-week periods ended April 29, 2011 and April 30, 2010, and incorporated by reference in this prospectus supplement, Ernst & Young LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated August 30, 2011 and June 1, 2011, included in Dollar General Corporation's Quarterly Reports on Form 10-Q for the quarters ended July 29, 2011 and April 29, 2011, respectively, and incorporated by reference herein, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Ernst & Young LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on the unaudited interim financial information because neither of the reports is a "report" or a "part" of the Registration Statement prepared or certified by Ernst & Young LLP within the meaning of Sections 7 and 11 of the Securities Act.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus supplement and accompanying prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement from their respective filing dates so long as the registration statement of which this prospectus supplement and accompanying prospectus is a part remains effective:

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 28, 2011 (including information incorporated by reference into such Form 10-K from our Definitive Proxy Statement on Schedule 14A filed on April 5, 2011);

  •
  our Quarterly Report on Form 10-Q for the quarter ended April 29, 2011;

  •
  our Quarterly Report on Form 10-Q for the quarter ended July 29, 2011;

  •
  Our Current Reports on Form 8-K filed with the SEC on June 1, 2011, July 18, 2011, and July 25, 2011; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on November 6, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus supplement (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-5524

        You should rely only on the information incorporated by reference or provided in this prospectus supplement. We have not authorized anyone else to provide you with different information.

 WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus supplement and accompanying prospectus. This prospectus supplement, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.dollargeneral.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus supplement or the accompanying prospectus, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus supplement or the accompanying prospectus.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
Depositary Shares
Warrants
Stock Purchase Contracts
Units

        We may offer and sell from time to time, in one or more series:

  •
  common stock;

  •
  preferred stock;

  •
  debt securities;

  •
  depositary shares representing fractional interests in preferred stock;

  •
  warrants to purchase debt securities, preferred stock, depositary shares or common stock;

  •
  stock purchase contracts, and

  •
  units, comprised of two or more of any of the securities referred above, in any combination.

        Certain of our direct and indirect subsidiaries may guarantee our debt securities.

        We will determine when we sell securities, which may be sold on a continuous or delayed basis directly, to or through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. We reserve the sole right to accept, and we and any agents, dealers and underwriters reserve the right to reject, in whole or in part, any proposed purchase of securities. If any agents, dealers or underwriters are involved in the sale of any securities, the applicable prospectus supplement will set forth any applicable commissions or discounts payable to them. Our net proceeds from the sale of the securities also will be set forth in the applicable prospectus supplement. We also may provide investors with a free writing prospectus that includes this information. In addition, certain selling securityholders may offer and sell our securities from time to time, together or separately, in amounts, at prices and on terms that will be determined at the time of any such offering.

        Each time that we or any selling securityholders sell securities using this prospectus, we or any selling securityholders will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement or free writing prospectus will contain more specific information about the offering and the securities being offered, including the names of any selling securityholders, if applicable, the prices and our net proceeds from the sales of those securities. The prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement describing the method and terms of the offering.

        You should carefully read this prospectus and any applicable prospectus supplement and free writing prospectus, together with any documents we incorporate by reference, before you invest in our securities.

        Our common stock is listed on the New York Stock Exchange under the symbol "DG". If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which those securities will be listed or quoted.

        Investing in our securities involves risks. You should carefully consider the risk factors referred to on page 2 of this prospectus, in any applicable prospectus supplement and in the documents incorporated or deemed incorporated by reference in this prospectus before investing in our securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 31, 2010.

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we and/or certain selling securityholders, if applicable, may, from time to time, offer and/or sell securities in one or more offerings or resales. This prospectus provides you with a general description of the securities that we and/or certain selling securityholders may offer. Each time we sell securities using this prospectus, we will provide a prospectus supplement and attach it to this prospectus and may also provide you with a free writing prospectus. The prospectus supplement and any free writing prospectus will contain more specific information about the offering, including the names of any selling securityholders, if applicable. The prospectus supplement may also add, update, change or clarify information contained in or incorporated by reference into this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. If there is any inconsistency between the information in this prospectus and the information in the prospectus supplement, you should rely on the information in the prospectus supplement.

        The rules of the SEC allow us to incorporate by reference information into this prospectus. This means that important information is contained in other documents that are considered to be a part of this prospectus. Additionally, information that we file later with the SEC will automatically update and supersede this information. You should carefully read both this prospectus and the applicable prospectus supplement together with the additional information that is incorporated or deemed incorporated by reference in this prospectus. See "Incorporation by Reference" before making an investment in our securities. This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of the documents referred to herein have been filed, or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The registration statement, including the exhibits and documents incorporated or deemed incorporated by reference in this prospectus can be read on the SEC website or at the SEC offices mentioned under the heading "Where You Can Find More Information."

        THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

        Neither the delivery of this prospectus or any applicable prospectus supplement nor any sale made using this prospectus or any applicable prospectus supplement implies that there has been no change in our affairs or that the information in this prospectus or in any applicable prospectus supplement is correct as of any date after their respective dates. You should not assume that the information in or incorporated by reference in this prospectus or any applicable prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date(s) on the front covers of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement. We have not authorized anyone to give you different information, and if you are given any information or representation about these matters that is not contained or incorporated by reference in this prospectus or a prospectus supplement, you must not rely on that information. We and any selling securityholders are not making an offer to sell securities in any jurisdiction where the offer or sale of such securities is not permitted.

        In this prospectus, unless otherwise indicated or unless the context otherwise requires, "Dollar General" "we," "us," "our" and similar terms refer to Dollar General Corporation and its consolidated subsidiaries. Our fiscal year ends on the Friday closest to January 31. In this prospectus, we refer to each fiscal year by reference to the calendar year to which such fiscal year primarily relates. For example, the fiscal year ended January 29, 2010 is referred to as "2009" or "fiscal 2009."

 RISK FACTORS

        Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed below under "Special Note Regarding Forward-Looking Statements," you should carefully read and consider the risks and uncertainties and the risk factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 29, 2010, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents and reports that we file with the SEC after the date of this prospectus that are incorporated or deemed to be incorporated by reference in this prospectus as well as any risks described in any applicable prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. Additionally, the risks and uncertainties discussed in this prospectus or in any document incorporated by reference into this prospectus are not the only risks and uncertainties that we face, and our business, financial condition, liquidity and results of operations and the market price of any securities we may sell could be materially adversely affected by other matters that are not known to us or that we currently do not consider to be material.

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) and any free writing prospectus that we may provide to you in connection with an offering of our securities described in this prospectus may contain "forward-looking statements" for purposes of the Securities Act of 1933, as amended, which we refer to as the Securities Act, and the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act. The words "believe," "expect," "may," "will," "should," "seek," "approximately," "intend," "plan," "estimate," "anticipate," "continue," "potential," "predict," "project" or similar expressions that concern our strategy, plans, intentions or expectations are intended to identify these forward-looking statements. For example, all statements we make relating to our estimated and projected earnings, revenues, costs, expenditures, cash flows, growth rates and financial results, our plans and objectives for future operations, growth or initiatives, strategies, or the expected outcome or impact of pending or threatened litigation are forward-looking statements. All forward-looking statements involve known and unknown risks (including, without limitation, those described above under "Risk Factors"), uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from those that we expected or that were expressed or implied by the forward-looking statements, including:

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  failure to successfully execute our growth strategy, including delays in store growth, difficulties executing sales and operating profit margin initiatives and inventory shrinkage reduction;

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  the failure of our new store base to achieve sales and operating levels consistent with our expectations;

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  risks and challenges in connection with sourcing merchandise from domestic and foreign vendors;

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  our level of success in gaining and maintaining broad market acceptance of our private brands;

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  unfavorable publicity or consumer perception of our products;

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  our debt levels and restrictions in our debt agreements;

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  economic conditions, including their effect on the financial and capital markets, our suppliers and business partners, employment levels, consumer demand, spending patterns, inflation and the cost of goods;

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  levels of inventory shrinkage;

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  seasonality of our business;

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  increases in costs of fuel, or other energy, transportation or utilities costs and in the costs of labor, employment and health care;

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  the impact of governmental laws and regulations and the outcomes of legal proceedings;

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  disruptions in our supply chain;

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  damage or interruption to our information systems;

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  changes in the competitive environment in our industry and the markets where we operate;

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  natural disasters, unusually adverse weather conditions, pandemic outbreaks, boycotts and geo-political events;

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  the incurrence of material uninsured losses or excessive insurance costs;

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  our failure to protect our brand name;

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  our loss of key personnel or our inability to hire additional qualified personnel; and

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  our failure to maintain effective internal controls.

        We derive many of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations ("cautionary statements") are disclosed under "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended January 29, 2010, which is incorporated by reference in this prospectus, and under the caption "Risk Factors" or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under "Incorporation by Reference" and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus. All written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Please keep this cautionary note in mind as you read this prospectus, the documents incorporated and deemed to be incorporated by reference herein and any prospectus supplement and free writing prospectus that we may provide to you in connection with this offering.

        We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included or incorporated by reference in this prospectus are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

 DOLLAR GENERAL CORPORATION

        We are the largest discount retailer in the United States by number of stores, with 8,877 stores located in 35 states as of February 26, 2010, primarily in the southern, southwestern, midwestern and eastern United States. We offer a broad selection of merchandise, including consumables, seasonal, home products and apparel. Our merchandise includes high quality national brands from leading manufacturers, as well as comparable quality private brand selections with prices at substantial discounts to national brands. We offer our merchandise at everyday low prices (typically $10 or less) through our convenient small-box (small store) locations.

        J.L. Turner founded our Company in 1939 as J.L. Turner and Son, Wholesale. We were incorporated as a Kentucky corporation under the name J.L. Turner & Son, Inc. in 1955, when we opened our first Dollar General store. We changed our name to Dollar General Corporation in 1968 and reincorporated in 1998 as a Tennessee corporation. Our common stock was publicly traded from 1968 until July 2007, when we merged with an entity controlled by investment funds affiliated with Kohlberg Kravis Roberts & Co., L.P. ("KKR"). On November 13, 2009 our common stock again became publicly traded upon our completion of an initial public offering of 39,215,000 shares of our common stock, including 22,700,000 newly issued shares. We are a subsidiary of Buck Holdings, L.P, a Delaware limited partnership controlled by KKR, which beneficially owns over 85% of our outstanding common stock.

        Our principal executive office is located at 100 Mission Ridge, Goodlettsville, TN 37072. Our phone number is (615) 855-4000 and our website address is www.dollargeneral com. The information contained in our website is not a part of this prospectus.

RATIO OF EARNINGS TO FIXED CHARGES, COMBINED FIXED CHARGES
AND PREFERRED STOCK DIVIDENDS

        The following table sets forth our ratio of earnings to fixed charges for the periods indicated.

	Historical							Historical
	Predecessor			Successor		Pro Forma		Successor
	Fiscal Year Ended					Fiscal Year Ended
Ratios of earnings to fixed charges(1)(6)	February 3, 2006(2)	February 2, 2007	February 3, 2007 through July 6, 2007	March 6, 2007 through February 1, 2008		February 1, 2008		January 30, 2009	January 29, 2010
Actual	5.3x	2.5x	1.1x		(3)			1.4x	2.1x
Pro forma(4)							(5)

(1)
For purposes of computing the ratio of earnings to fixed charges, (a) earnings consist of income (loss) before income taxes, plus fixed charges less capitalized expenses related to indebtedness (amortization expense for capitalized interest is not significant) and (b) fixed charges consist of interest expense (whether expensed or capitalized), the amortization of debt issuance costs and discounts related to indebtedness, and the interest portion of rent expense.

(2)
The fiscal year ended February 3, 2006 was comprised of 53 weeks.

(3)
For the period from March 6, 2007 through February 1, 2008, fixed charges exceeded earnings by $6.6 million.

(4)
To give effect to the increase in interest expense resulting from the portion of the notes proceeds used to retire the $198.3 million of our 8 5/8% unsecured notes due June 10, 2010 as if such transactions had occurred at the beginning of the period presented.

(5)
For the fiscal year ended February 1, 2008, pro forma fixed charges exceeded earnings by $3.4 million.

(6)
Since there was no preferred stock outstanding during the periods presented, the ratio of earnings to combined fixed charges and preferred stock dividends does not differ from the ratio of earnings to fixed charges presented above.

 USE OF PROCEEDS

        In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling securityholders, we will not receive any of the proceeds from such sale.

 DESCRIPTION OF CAPITAL STOCK

Overview

        As of the date of this prospectus, our capital structure consists of

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  1,000,000,000 authorized shares of common stock, par value $.875 per share, of which 340,585,738 shares are issued and outstanding as of January 29, 2010; and

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  1,000,000 shares of preferred stock, of which no shares are issued and outstanding.

        The following summary of the material provisions of our capital stock, is not complete and may not contain all of the information that you should consider. The description is subject to and qualified in its entirety by the provisions of our amended and restated charter and bylaws, each of which is incorporated by reference into this prospectus, and by applicable provisions of Tennessee law.

Description of Common Stock

  Voting Rights

        Holders of common stock are entitled to one vote per share on all matters submitted for action by the shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.

  Dividend Rights

        Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared from time to time by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on outstanding preferred stock, if any. Our credit facilities and the indentures governing our existing notes impose restrictions on our ability to declare dividends on our common stock.

  Liquidation Rights

        Upon our liquidation, dissolution or winding up, any business combination or a sale or disposition of all or substantially all of our assets, the holders of common stock are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and accumulated and unpaid dividends and liquidation preferences on outstanding preferred stock, if any.

  Other Matters

        Holders of common stock have no preemptive or conversion rights and, absent an individual agreement with us, are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock.

  Listing

        Our common stock is listed on the New York Stock Exchange under the symbol "DG."

Description of Preferred Stock

        Unless required by law or by any stock exchange on which our common stock may be listed, the authorized shares of preferred stock will be available for issuance without further action by our shareholders. Our amended and restated charter authorizes our board of directors to issue preferred stock in one or more series and to fix the designations, powers, preferences, limitations and relative rights of any series of preferred stock that we choose to issue, including dividend rates, conversion rights, voting rights, terms of redemption and liquidation preferences and the number of shares constituting each such series.

        Prior to the issuance of a new series of preferred stock, we will amend our amended and restated charter, designating the stock of that series and the terms of that series. We will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the charter amendment establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

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  the designation and stated value;

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  the number of shares offered and the purchase price;

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  the amounts payable in the event of voluntary or involuntary liquidation, dissolution or winding up;

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  the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date(s) from which dividends will accumulate;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund or analogous fund, if any;

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  the provisions for redemption, if applicable;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock, and, if convertible, the conversion price(s), any adjustment thereof and any other terms and conditions upon which such conversion shall be made and conversion period;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

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  voting rights, if any, of the preferred stock;

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  a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

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  the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

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  any material limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of Dollar General; and

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  any other preferences, privileges and powers, and relative, participating, optional, or other special rights, and qualifications, limitations or restrictions, as our board of directors may deem advisable and as shall not be inconsistent with the provisions of our amended and restated charter.

        Unless the applicable prospectus supplement provides otherwise, the preferred stock offered by this prospectus, when issued, will not have, or be subject to, any preemptive or similar rights.

Authorized but Unissued Capital Stock

        Tennessee law generally does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the New York Stock Exchange, which will apply as long as our common stock is listed on the New York Stock Exchange, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

        One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the shareholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.

Removal of Directors; Vacancies

        Our amended and restated charter and bylaws provide that, unless otherwise provided in an applicable shareholders agreement, any director may be removed from office but only for cause and only by (a) the affirmative vote of the holders of a majority of the voting power of the shares entitled to vote in the election of directors, or (b) the affirmative vote of a majority of our entire board of directors then in office.

Calling of Special Meetings of Shareholders

        Our amended and restated bylaws provide that special meetings of our shareholders may be called only by or at the direction of the board of directors, the chairman of our board of directors or the chief executive officer, and not by our shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

        Our amended and restated bylaws provide that shareholders seeking to nominate candidates for election as directors or to bring business before an annual or special meeting of shareholders must provide timely notice of their proposal in writing to the secretary. Generally, to be timely, a shareholder's notice must be received at our principal executive offices and within the following time periods:

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  in the case of an annual meeting of shareholders, not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by us; and

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  in the case of a special meeting of shareholders called for the purpose of electing directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever occurs first.

        In no event shall any adjournment or postponement of an annual meeting, or the announcement thereof, commence a new time period for the giving of a shareholder's notice as described above.

Supermajority Provisions

        Tennessee law provides generally that, unless the amended and restated charter requires a greater percentage, in order to amend our charter or our bylaws, the votes cast for the amendment must exceed the votes cast against the amendment at a meeting of our shareholders at which a quorum is present and such an amendment was a proper item of business at that meeting.

        Our amended and restated charter provides that the following provisions in the amended and restated charter and bylaws may be amended only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote:

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  the removal of directors and ability of the board to fill vacancies; and

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  the ability to call a special meeting of shareholders being vested solely in our board of directors, our chairman and our chief executive officer.

        Our amended and restated bylaws provide that our shareholders may amend our bylaws only by a vote of 80% or more of all of the outstanding shares of our capital stock then entitled to vote.

        In addition, subject to the foregoing, our amended and restated bylaws grant our board of directors the authority to amend and repeal our bylaws without a shareholder vote.

Shareholders Agreement

        In connection with our November 2009 initial public offering, we entered into a shareholders' agreement (the "Shareholders Agreement") with KKR and certain affiliates of Goldman, Sachs & Co. (the "GS Investors").

        Board Composition.    The Shareholders Agreement provides that our board of directors shall be comprised of six members at the closing date of the November 2009 initial public offering and that certain of our shareholders have the right to designate director nominees to our board of directors, subject to their election by our shareholders at the annual meeting, as follows:

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  KKR has the right to designate (i) up to a majority of the total number of directors comprising our board at such time, so long as Buck Holdings, L.P. (the "Parent") beneficially owns more than 50% of the then outstanding shares of our common stock, (ii) up to 40% of the total number of directors comprising our board at such time, so long as Parent beneficially owns more than 40% but less than or equal to 50%, of the then outstanding shares of our common stock; (iii) up to 30% of the total number of directors comprising our board at such time, so long as Parent beneficially owns more than 30%, but less than or equal to 40%, of the then outstanding shares of our common stock, (iv) up to 20% of the total number of directors comprising our board at such time, so long as Parent beneficially owns more than 20%, but less than or equal to 30%, of the then outstanding shares of our common stock and (v) up to 10% of the total number of directors, so long as Parent beneficially owns at least 5% of the outstanding shares of our common stock. Any fractional amount that results from determining the percentage of the total number of directors will be rounded up to the nearest whole number (for example, if the applicable percentage would result in 2.1 directors, KKR will have the right to designate 3 directors). In addition, in the event that KKR only has the right to designate one director, it also has the right to designate one person to serve as a non-voting observer to the board; and

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  the GS Investors, so long as they beneficially own at least 5% of the then outstanding shares of our common stock, have the right to designate (i) one director and (ii) one person to serve as a non-voting observer to our board.

        Each of KKR and the GS Investors has the right to remove and replace its director-designees at any time and for any reason and to fill any vacancies otherwise resulting in such director positions.

        For so long as we qualify as a "controlled company" under NYSE listing standards and subject to applicable law, (i) KKR has the right to designate a majority of the members of our nominating and corporate governance committee and up to two members of our compensation committee and (ii) the GS Investors have the right to designate one member to each such committee, so long as the GS Investors have the right to designate one director to our board. If we do not qualify as a "controlled company" under NYSE listing standards, KKR has the right to designate one member to each of our nominating and corporate governance committee and compensation committee for so long as they have the right to nominate a director.

        KKR Approvals.    The Shareholders Agreement provides that the following actions by us or any of our subsidiaries require the approval of KKR for so long as Buck Holdings, L.P. owns at least 35% or more of our outstanding shares of common stock:

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  the hiring and firing of our Chief Executive Officer;

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  any change of control as defined in the Shareholders Agreement;

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  entering into any agreement providing for the acquisition or divestiture of assets for aggregate consideration in excess of $1 billion; and

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  any issuance of equity securities for an aggregate consideration in excess of $100 million.

Tennessee Anti-Takeover Statutes

        Under the Tennessee Business Combination Act and subject to certain exceptions, corporations subject to the Tennessee Business Combination Act may not engage in any "business combination" with an "interested shareholder" for a period of five years after the date on which the person became an interested shareholder unless the "business combination" or the transaction in which the shareholder becoming an "interested shareholder" is approved by the corporation's board of directors prior to the date the "interested shareholder" attained that status.

        "Business combinations" for this purpose generally include:

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  mergers, consolidations, or share exchanges;

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  sales, leases, exchanges, mortgages, pledges, or other transfers of assets representing 10% or more of the market value of consolidated assets, the market value of our outstanding shares, or our consolidated net income;

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  issuances or transfers of shares from us to the interested shareholder;

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  plans of liquidation;

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  transactions in which the interested shareholder's proportionate share of the outstanding shares of any class of securities is increased; or

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  financing arrangements pursuant to which the interested shareholder, directly or indirectly, receives a benefit except proportionately as a shareholder.

        Subject to certain exceptions, an "interested shareholder" generally is a person who, together with his or her affiliates and associates, owns, or within five years did own, 10% or more of our outstanding voting stock.

        After the five-year moratorium, a corporation subject to the foregoing may complete a business combination if the transaction complies with all applicable charter and bylaw requirements and applicable Tennessee law and:

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  is approved by at least two-thirds of the outstanding voting stock not beneficially owned by the interested shareholder; or

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  meets certain fair price criteria including, among others, the requirement that the per share consideration received in any such business combination by each of the shareholders is equal to the highest of (a) the highest per share price paid by the interested shareholder during the preceding five-year period for shares of the same class or series plus interest thereon from such date at a treasury bill rate less the aggregate amount of any cash dividends paid and the market value of any dividends paid other than in cash since such earliest date, up to the amount of such interest, (b) the highest preferential amount, if any, such class or series is entitled to receive on liquidation, or (c) the market value of the shares on either the date the business combination is announced or the date when the interested shareholder reaches the 10% threshold, whichever is higher, plus interest thereon less dividends as noted above.

        We have elected to not be subject to the Tennessee Business Combination Act. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Business Combination Act in the future.

        We also have not elected to be governed by the Tennessee Control Share Acquisition Act which prohibits certain shareholders from exercising in excess of 20% of the voting power in a corporation acquired in a "control share acquisition" unless such voting rights have been previously approved by the disinterested shareholders. We can give no assurance that we will or will not elect, through a charter or bylaw amendment, to be governed by the Tennessee Control Share Acquisition Act in the future.

        The Tennessee Greenmail Act prohibits us from purchasing or agreeing to purchase any of our securities, at a price in excess of fair market value, from a holder of 3% or more of our securities who has beneficially owned such securities for less than two years, unless the purchase has been approved by a majority of the outstanding shares of each class of our voting stock or we make an offer of at least equal value per share to all holders of shares of such class. The Tennessee Greenmail Act may make a change of control more difficult.

        The Tennessee Investor Protection Act applies to tender offers directed at corporations, such as Dollar General, that have "substantial assets" in Tennessee and that are either incorporated in or have a principal office in Tennessee. The Investor Protection Act requires an offeror making a tender offer for an offeree company to file a registration statement with the Commissioner of Commerce and Insurance. When the offeror intends to gain control of the offeree company, the registration statement must indicate any plans the offeror has for the offeree. The Commissioner may require additional information material concerning the takeover offer and may call for hearings. The Investor Protection Act does not apply to an offer that the offeree company's board of directors recommends to shareholders.

        In addition to requiring the offeror to file a registration statement with the Commissioner, the Investor Protection Act requires the offeror and the offeree company to deliver to the Commissioner all solicitation materials used in connection with the tender offer. The Investor Protection Act prohibits fraudulent, deceptive, or manipulative acts or practices by either side and gives the Commissioner standing to apply for equitable relief to the Chancery Court of Davidson County, Tennessee, or to any other chancery court having jurisdiction whenever it appears to the Commissioner that the offeror, the offeree company or any of its respective affiliates has engaged in or is about to engage in a violation of the Investor Protection Act. Upon proper showing, the chancery court may grant injunctive relief. The Investor Protection Act further provides civil and criminal penalties for violations.

Transfer Agent and Registrar

        Wells Fargo Shareowner Services is the transfer agent and registrar for our common stock. The transfer agent and registrar for any series of preferred stock will be set forth in an applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

        The following summary of the terms of our debt securities describes general terms that apply to the debt securities. The particular terms of any debt securities will be described more specifically in the prospectus supplement relating to such debt securities. The debt securities will be issued under an indenture to be entered into between us and the trustee identified in the applicable prospectus supplement. A form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is part. The terms of the debt securities will include those stated in the indenture (including any supplemental indentures that specify the terms of a particular series of debt securities) as well as those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture. The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

        We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations and may be issued in one or more series. The debt securities of any series may have the benefit of guarantees, which we refer to as a guarantee, by one or more of our subsidiaries, which we refer to as a guarantor. The guarantees will be the senior, senior subordinated or subordinated obligations and, unless otherwise expressly stated in the applicable prospectus supplement, unsecured obligations of the respective guarantors. Unless otherwise expressly stated or the context otherwise requires, as used in this section, the term "guaranteed debt securities" means any debt securities that, as described in the prospectus supplement relating thereto, are guaranteed by one or more guarantors pursuant to the applicable indenture.

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will represent our general, unsecured obligations and will rank equally with all of our other unsecured indebtedness.

        You should read the particular terms of the debt securities, which will be described in more detail in the applicable prospectus supplement. Copies of the applicable indenture may be obtained from us or the trustee identified in the applicable prospectus supplement.

General

        We may issue the debt securities in one or more series, with the same or various maturities, at par or at a discount. We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC. Please read the applicable prospectus supplement relating to the series of debt securities being offered for specific terms including, when applicable:

  •
  the title of the debt securities of the series and whether such series constitutes senior debt securities, senior subordinated debt securities or subordinated debt securities;

  •
  the aggregate principal amount and any limit on the aggregate principal amount of that series of debt securities;

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  the price or prices at which debt securities of the series will be issued;

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  the date or dates on which we will pay the principal of and premium, if any, on debt securities of the series, or the method or methods, if any, used to determine those dates;

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  the interest rate or rates, which may be fixed or variable, at which debt securities of the series will bear interest, if any, or the method or methods, if any, used to determine those rates;

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  the basis used to calculate interest, if any, on the debt securities of the series if other than a 360-day year of twelve 30-day months;

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  the date or dates, if any, from which interest on the debt securities of the series will begin to accrue, or the method or methods, if any, used to determine those dates;

  •
  the dates on which the interest, if any, on the debt securities of the series will be payable and the record dates for the payment of interest;

  •
  the place or places where amounts due on the debt securities of the series will be payable and where the debt securities of the series may be surrendered for registration of transfer and exchange, if other than the corporate trust office of the applicable trustee;

  •
  the terms and conditions, if any, upon which we may, at our option, redeem debt securities of the series;

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  the terms and conditions, if any, upon which the holders of debt securities may require us to repurchase or redeem debt securities of the series at the option of the holders of debt securities of the series;

  •
  the provisions, if any, with respect to amortization and the terms of any sinking fund or analogous provision;

  •
  if other than U.S. dollars, the currency in which the purchase price for the debt securities of the series will be payable, the currency in which payments of principal and, if applicable, premium or interest on the debt securities of the series will be payable, and the ability, if any, of us or the holders of debt securities of the series to have payments made in any other currency or currencies;

  •
  any addition to, or modification or deletion of, any covenant or the acceleration provisions described in this prospectus or in the indenture;

  •
  any events of default, if not otherwise described below under "—Events of Default";

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  any terms and conditions restricting the declaration of dividends or requiring the maintenance of any asset ratio or the creation or maintenance of reserves;

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  whether the debt securities of the series are to be issuable, in whole or in part, in bearer form ("bearer debt securities");

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  whether any debt securities of the series will be issued in temporary or permanent global form ("global debt securities") and, if so, the identity of the depositary for the global debt securities if other than The Depository Trust Company ("DTC");

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  if and under what circumstances we will pay additional amounts ("Additional Amounts") on the debt securities of the series in respect of specified taxes, assessments or other governmental charges and, if so, whether we will have the option to redeem the debt securities of the series rather than pay the Additional Amounts;

  •
  the manner in which, or the person to whom, any interest on any bearer debt security of the series will be payable, if other than upon presentation and surrender of the coupons relating to the bearer debt security;

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  the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid, if other than in the manner provided in the indenture;

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  the portion of the principal amount of the debt securities of the series which will be payable upon acceleration if other than the full principal amount;

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  the authorized denominations in which the debt securities of the series will be issued, if other than denominations of $2,000 and any integral multiples of $1,000, in the case of debt securities in registered form ("registered debt securities") or $5,000, in the case of bearer debt securities;

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  any applicable subordination provisions in addition to those set forth herein with respect to senior subordinated debt securities or subordinated debt securities;

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  the terms, if any, upon which debt securities of the series may be convertible into or exchangeable for other securities or property;

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  whether the amount of payments on the debt securities of the series may be determined with reference to an index, formula (e.g., currency index, commodity index, stock exchange index or financial index) or other method or methods and, if so, the method used to determine those amounts;

  •
  whether the debt securities of the series will be guaranteed by any guarantors and, if so, the names of the guarantors of the debt securities of the series and, to the extent that the terms of the guarantee differ from those described in this prospectus, a description of the guarantees;

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  any provisions restricting the incurrence of additional debt or the issuance of additional securities;

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  any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents;

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  if the debt securities of the series or, if applicable, any guarantees will be secured by any collateral and, if so, a general description of the collateral and of some of the terms of any related security, pledge or other agreements;

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  the priority and kind of any lien securing the debt securities and a brief identification of the principal properties subject to such lien;

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  any applicable defeasance provisions in addition to those set forth herein;

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  any listing of the debt securities on any securities exchange; and

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  any other terms of the debt securities of the series and, if applicable, any guarantees (whether or not such other terms are consistent or inconsistent with any other terms of the indenture).

        As used in this prospectus and any prospectus supplement relating to the offering of debt securities of any series, references to the principal of and premium, if any, and interest, if any, on the debt securities of the series include the payment of Additional Amounts, if any, required by the debt securities of the series to be paid in that context.

        Debt securities may be issued as original issue discount securities to be sold at a substantial discount below their principal amount. In the event of an acceleration of the maturity of any original issue discount security, the amount payable to the holder upon acceleration will be determined in the manner described in the applicable prospectus supplement. Certain U.S. federal income tax considerations applicable to original issue discount securities will be described in the applicable prospectus supplement.

        If the purchase price of any debt securities is payable in a foreign currency or if the principal of, or premium, if any, or interest, if any, on any debt securities is payable in a foreign currency, the specific terms of those debt securities and the applicable foreign currency will be specified in the prospectus supplement relating to those debt securities.

        The terms of the debt securities of any series may differ from the terms of the debt securities of any other series, and the terms of particular debt securities within any series may differ from each other. Unless otherwise expressly provided in the prospectus supplement relating to any series of debt securities, we may, without the consent of the holders of the debt securities of any series, reopen an existing series of debt securities and issue additional debt securities of that series.

        Unless otherwise described in a prospectus supplement relating to any series of debt securities and except to the limited extent set forth below under "—Merger, Consolidation and Transfer of Assets," there will be no limitation upon our ability to incur indebtedness or other liabilities or that would afford holders of debt securities protection in the event of a business combination, takeover, recapitalization or highly leveraged or similar transaction involving us. Accordingly, we may in the future enter into transactions that could increase the amount of our consolidated indebtedness and other liabilities or otherwise adversely affect our capital structure or credit rating without the consent of the holders of the debt securities of any series.

Registration, Transfer and Payment

        Unless otherwise indicated in the applicable prospectus supplement, each series of debt securities will be issued in registered form only, without coupons. The indentures, however, provide that we may also issue a series of debt securities in bearer form only, or in both registered and bearer form.

        Unless otherwise indicated in the applicable prospectus supplement, registered debt securities will be issued in denominations of $2,000 or any integral multiples of $1,000, and bearer debt securities will be issued in denominations of $5,000.

        Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be payable and may be surrendered for registration of transfer or exchange and, if applicable, for conversion into or exchange for other securities or property, at an office or agency maintained by us in the United States of America. However, we may, at our option, make payments of interest on any registered debt security by check mailed to the address of the person entitled to receive that payment or by wire transfer to an account maintained by the payee with a bank located in the United States. Unless otherwise indicated in the applicable prospectus supplement, no service charge shall be made for any registration of transfer or exchange, redemption or repayment of debt securities, or for any conversion or exchange of debt securities for other securities or property, but we may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with that transaction.

        Unless otherwise indicated in the applicable prospectus supplement, payment of principal, premium, if any, and interest, if any, on bearer debt securities will be made, subject to any applicable laws and regulations, at an office or agency outside the United States. Unless otherwise indicated in the applicable prospectus supplement, payment of interest due on bearer debt securities on any interest payment date will be made only against surrender of the coupon relating to that interest payment date.

        Unless otherwise indicated in the applicable prospectus supplement, no payment of principal, premium, if any, or interest, if any, with respect to any bearer debt security will be made at any office or agency in the United States or by check mailed to any address in the United States or by wire transfer to an account maintained with a bank located in the United States. However, if any bearer debt securities are payable in U.S. dollars, payments on those bearer securities may be made at the corporate trust office of the relevant trustee or at any office or agency designated by us in the United States if, but only if, payment of the full amount due on the bearer debt securities for principal, premium, if any, or interest, if any, at all offices outside of the United States maintained for that purpose by us is illegal or effectively precluded by exchange controls or similar restrictions.

        Unless otherwise indicated in the applicable prospectus supplement, we will not be required to:

  •
  issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days before any selection of debt securities of that series of like tenor and terms to be redeemed and ending at the close of business on the day of that selection;

  •
  register the transfer of or exchange any registered debt security, or portion of any registered debt security, selected for redemption, except the unredeemed portion of any registered debt security being redeemed in part;

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  exchange any bearer debt security selected for redemption, except to exchange a bearer debt security for a registered debt security of that series of like tenor and terms that is simultaneously surrendered for redemption; or

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  issue, register the transfer of or exchange a debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of the debt security not to be repaid.

Guarantees

        Any series of our debt securities may be guaranteed by one or more of our domestic subsidiaries. However, the indenture will not require that any of our subsidiaries be a guarantor of any series of debt securities and will permit us to designate other guarantors for any series of guaranteed debt securities in addition to or instead of any of the domestic subsidiaries. As a result, the guarantors of any series of our guaranteed debt securities may differ from the guarantors of any other series of our guaranteed debt securities. If we issue a series of guaranteed debt securities, the specific guarantors of the debt securities of that series will be identified in the applicable prospectus supplement.

        If we issue a series of guaranteed debt securities, a description of some of the terms of guarantees of those debt securities will be set forth in the applicable prospectus supplement, which we will file with the SEC. Unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, each guarantor of the debt securities of such series will unconditionally guarantee the due and punctual payment of the principal of, and premium, if any, and interest, if any, on and any other amounts payable with respect to, each debt security of such series and the due and punctual performance of all of our other obligations under the applicable indenture with respect to the debt securities of such series, all in accordance with the terms of such debt securities and the applicable indenture.

        Notwithstanding the foregoing, unless otherwise provided in the prospectus supplement relating to a series of guaranteed debt securities, the applicable indenture will contain provisions to the effect that the obligations of each guarantor under its guarantees and such indenture shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such guarantor, result in the obligations of such guarantor under such guarantees and such indenture not constituting a fraudulent conveyance or fraudulent transfer under applicable law. However, there can be no assurance that, notwithstanding such limitation, a court would not determine that a guarantee constituted a fraudulent conveyance or fraudulent transfer under applicable law. If that were to occur, the court could void the applicable guarantor's obligations under that guarantee, subordinate that guarantee to other debt and other liabilities of that guarantor or take other action detrimental to holders of the debt securities of the applicable series, including directing the holders to return any payments received from the applicable guarantor.

        The applicable prospectus supplement relating to any series of guaranteed debt securities will specify other terms of the applicable guarantees, which may include provisions that allow a guarantor to be released from its obligations under its guarantee under specified circumstances or that provide for one or more guarantees to be secured by specified collateral.

        Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior debt security will be the senior and unsecured obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a senior subordinated will be the senior subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior indebtedness and guarantees of such guarantor, on a parity in right of payment with all other unsecured and senior subordinated indebtedness and guarantees of such guarantor and junior in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor. Unless otherwise expressly stated in the applicable prospectus supplement, each guarantee of a subordinated debt security will be the subordinated and unsecured obligation of the applicable guarantor and will rank junior in right of payment with all other unsecured and senior and senior subordinated indebtedness and guarantees of such guarantor and on a parity in right of payment with all other unsecured and subordinated indebtedness and guarantees of such guarantor.

        Each guarantee (other than a secured guarantee) will be effectively subordinated to all existing and future secured indebtedness and secured guarantees of the applicable guarantor to the extent of the value of the collateral securing that indebtedness and those guarantees. Consequently, in the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding with respect to any guarantor that has provided an unsecured guarantee of any debt securities, the holders of that guarantor's secured indebtedness and secured guarantees will be entitled to proceed directly against the collateral that secures that secured indebtedness or those secured guarantees, as the case may be, and such collateral will not be available for satisfaction of any amount owed by such guarantor under its unsecured indebtedness and unsecured guarantees, including its unsecured guarantees of any debt securities, until that secured debt and those secured guarantees are satisfied in full. Unless otherwise provided in the applicable prospectus supplement, the indentures will not limit the ability of any guarantor to incur secured indebtedness or issue secured guarantees.

        Unless otherwise expressly stated in the applicable prospectus supplement, each secured guarantee will be an unsubordinated obligation of the applicable guarantor and will rank on a parity in right of payment with all other unsecured and unsubordinated indebtedness and guarantees of such guarantor, except that such secured guarantee will effectively rank senior to such guarantor's unsecured and unsubordinated indebtedness and guarantees in respect of claims against the collateral securing that secured guarantee.

Book-entry Debt Securities

        The debt securities of a series may be issued in whole or in part in the form of one or more global debt securities. Global debt securities will be deposited with, or on behalf of, a depositary which, unless otherwise specified in the applicable prospectus supplement relating to the series, will be DTC. Global debt securities may be issued in either registered or bearer form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for individual certificates evidencing debt securities, a global debt security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

        We anticipate that global debt securities will be deposited with, or on behalf of, DTC and that global debt securities will be registered in the name of DTC's nominee, Cede & Co. All interests in global debt securities deposited with, or on behalf of, DTC will be subject to the operations and procedures of DTC and, in the case of any interests in global debt securities held through Euroclear Bank S.A./N.V. ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg"), the operations and procedures of Euroclear or Clearstream, Luxembourg, as the case may be. We also anticipate that the following provisions will apply to the depository arrangements with respect to global debt securities. Additional or differing terms of the depository arrangements may be described in the applicable prospectus supplement.

        DTC has advised us that it is:

  •
  a limited-purpose trust company organized under the New York Banking Law;

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  a "banking organization" within the meaning of the New York Banking Law;

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  a member of the Federal Reserve System;

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  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

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  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

        DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others, sometimes referred to in this prospectus as indirect participants, that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. Indirect participants include securities brokers and dealers, banks and trust companies. The rules applicable to DTC and its participants are on file with the SEC.

        Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of the actual purchaser or beneficial owner of a debt security is, in turn, recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased the debt securities. Transfers of ownership interests in debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the debt securities, except under the limited circumstances described below.

        To facilitate subsequent transfers, all debt securities deposited by participants with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited. Those participants may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

        Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time. Redemption notices shall be sent to DTC or its nominee. If less than all of the debt securities of a series are being redeemed, DTC will reduce the amount of the interest of each direct participant in the debt securities under its procedures.

        In any case where a vote may be required with respect to the debt securities of any series, neither DTC nor Cede & Co. will give consents for or vote the global debt securities. Under its usual procedures, DTC will mail an omnibus proxy to us after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities are credited on the record date identified in a listing attached to the omnibus proxy. Principal and premium, if any, and interest, if any, on the global debt securities will be paid to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payments on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of DTC's direct and indirect participants and not of DTC, us, any guarantor, any trustee or any underwriters or agents involved in the offering or sale of any debt securities. Payment of principal, premium, if any, and interest, if any, to DTC is our responsibility, disbursement of payments to direct participants is the responsibility of DTC, and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

        Except under the limited circumstances described below, beneficial owners of interests in a global debt security will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC to exercise any rights under the debt securities and the indenture.

        The laws of some jurisdictions may require that some purchasers of securities take physical delivery of securities in definitive form. These laws may impair the ability to transfer or pledge beneficial interests in global debt securities.

        DTC is under no obligation to provide its services as depositary for the debt securities of any series and may discontinue providing its services at any time. None of us, any guarantor or any trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by DTC or its participants or indirect participants under the rules and procedures governing DTC. As noted above, beneficial owners of interests in global debt securities generally will not receive certificates representing their ownership interests in the debt securities. However, if:

  •
  DTC notifies us that it is unwilling or unable to continue as a depositary for the global debt securities of any series, or if DTC ceases to be a clearing agency registered under the Securities Exchange Act of 1934 (if so required by applicable law or regulation) and a successor depositary for the debt securities of such series is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be,

  •
  we determine, in our sole discretion, not to have the debt securities of any series represented by one or more global debt securities, or

  •
  an event of default under the applicable indenture has occurred and is continuing with respect to the debt securities of any series,

        we will prepare and deliver certificates for the debt securities of that series in exchange for beneficial interests in the global debt securities of that series. Any beneficial interest in a global debt security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for debt securities in definitive certificated form registered in the names and in the authorized denominations that the depositary shall direct. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global debt securities.

        Clearstream, Luxembourg and Euroclear hold interests on behalf of their participating organizations through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which hold those interests in customers' securities accounts in the depositaries' names on the books of DTC. At the present time, Citibank, N.A. acts as U.S. depositary for Clearstream, Luxembourg and JPMorgan Chase Bank, N.A. acts as U.S. depositary for Euroclear (the "U.S. Depositaries").

        Clearstream, Luxembourg holds securities for its participating organizations ("Clearstream Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream, Luxembourg provides to Clearstream Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

        Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier and the Banque Centrale du Luxembourg, which supervise and oversee the activities of Luxembourg banks. Clearstream Participants are financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with a Clearstream Participant. Clearstream, Luxembourg has established an electronic bridge with Euroclear as the operator of the Euroclear System (the "Euroclear Operator") in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and the Euroclear Operator.

        Distributions with respect to global debt securities held beneficially through Clearstream, Luxembourg will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg. Euroclear holds securities and book-entry interests in securities for participating organizations ("Euroclear Participants") and facilitates the clearance and settlement of securities transactions between Euroclear Participants, and between Euroclear Participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Euroclear provides Euroclear Participants, among other things, with safekeeping, administration, clearance and settlement, securities lending and borrowing, and related services. Euroclear Participants are investment banks, securities brokers and dealers, banks, central banks, supranationals, custodians, investment managers, corporations, trust companies and certain other organizations, and may include any underwriters or agents involved in the offering or sale of any debt securities or their respective affiliates. Non-participants in Euroclear may hold and transfer beneficial interests in a global debt security through accounts with a participant in the Euroclear System or any other securities intermediary that holds a book-entry interest in a global debt security through one or more securities intermediaries standing between such other securities intermediary and Euroclear.

        Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

        Distributions on interests in global debt securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

        Transfers between Euroclear Participants and Clearstream Participants will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between direct participants in DTC, on the one hand, and Euroclear Participants or Clearstream Participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, Luxembourg, as the case may be, by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in such system in accordance with the applicable rules and procedures and within the established deadlines (European time) of such system. Euroclear or Clearstream, Luxembourg, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving interests in global debt securities in DTC, and making or receiving payment in accordance with normal procedures for same-day fund settlement applicable to DTC. Euroclear Participants and Clearstream Participants may not deliver instructions directly to their respective U.S. Depositaries.

        Due to time zone differences, the securities accounts of a Euroclear Participant or Clearstream Participant purchasing an interest in a global debt security from a direct participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear Participant or Clearstream Participant, during the securities settlement processing day (which must be a business day for Euroclear or Clearstream, Luxembourg) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream, Luxembourg as a result of sales of interests in a global debt security by or through a Euroclear Participant or Clearstream Participant to a direct participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream, Luxembourg cash account only as of the business day for Euroclear or Clearstream, Luxembourg following DTC's settlement date.

        Euroclear and Clearstream, Luxembourg are under no obligation to perform or to continue to perform the foregoing procedures and such procedures may be discontinued at any time without notice. None of us, any guarantor, any trustee or any underwriters or agents involved in the offering or sale of any debt securities will have any responsibility for the performance by Euroclear or Clearstream, Luxembourg or their respective participants of their respective obligations under the rules and procedures governing their operations.

        The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy of that information.

Redemption and Repurchase

        The debt securities of any series may be redeemable at our option, or may be subject to mandatory redemption by us, as required by a sinking fund or otherwise. In addition, the debt securities of any series may be subject to repurchase or repayment by us, at the option of the holders. The applicable prospectus supplement will describe the terms, the times and the prices regarding any optional or mandatory redemption by us or any repurchase or repayment at the option of the holders of any series of debt securities.

Conversion and Exchange

        The terms, if any, on which debt securities of any series are convertible into or exchangeable for our common shares or any other securities or property will be set forth in the applicable prospectus supplement. Such terms may include provisions for conversion or exchange, either mandatory, at the option of the holders or at our option. Unless otherwise expressly stated in the applicable prospectus supplement, references in this prospectus and any prospectus supplement to the conversion or exchange of debt securities of any series for our common shares or other securities or property shall be deemed not to refer to or include any exchange of any debt securities of a series for other debt securities of the same series.

Merger, Consolidation and Transfer of Assets

        Unless otherwise specified in the applicable prospectus supplement, the indentures provide that we will not, in any transaction or series of related transactions, consolidate with, or sell, assign, transfer, lease or convey or otherwise dispose of all or substantially all of our property and assets to, or merge with or into or wind up into, any person unless:

  •
  either (1) we shall be the continuing person (in the case of a merger) or (2) the successor person (if other than us) formed by or resulting from the consolidation or merger or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made shall be an entity organized or existing under the laws of the United States of America, any state thereof or the District of Columbia or any territory thereof and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the debt securities outstanding under the applicable indenture and the due and punctual performance and observance of all covenants and conditions in such outstanding debt securities and the indenture to be performed or satisfied by us (including, without limitation, the obligation to convert or exchange any debt securities that are convertible into or exchangeable for other securities or property in accordance with the provisions of such debt securities and the applicable indenture) by a supplemental indenture reasonably satisfactory in form to the trustee;

  •
  with respect to any guaranteed debt securities, each guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its guarantee shall apply to such person's obligations under the applicable indenture and the debt securities;

  •
  immediately after giving effect to a transaction described above, no event of default under the applicable indenture, and no event which, after notice or lapse of time or both would become an event of default under the applicable indenture, shall have occurred and be continuing; and

  •
  the trustee shall have received the officers' certificate and opinion of counsel called for by the applicable indenture.

        In the case of any such merger, consolidation, sale, assignment, transfer, lease, conveyance or other disposition in which we are not the continuing entity and upon execution and delivery by the successor person of the supplemental indenture described above, such successor person shall succeed to, and be substituted for us and may exercise every right and power of us under the applicable indenture with the same effect as if such successor person had been named as us therein, and we shall be automatically released and discharged from all obligations and covenants under the applicable indenture and the debt securities issued under that indenture.

        With respect to guaranteed debt securities, the merger, consolidation and transfer of assets provisions described above are equally applicable to each of the guarantors in its capacity as guarantor of such debt securities.

Events of Default

        Unless otherwise specified in the applicable prospectus supplement, any of the following events will be events of default with respect to the debt securities of any series:

  (1)
  default in payment of any interest, if any, on, or any Additional Amounts, if any, payable in respect of any interest on, any of the debt securities of that series when due, and continuance of such default for a period of 30 days;

  (2)
  default in payment of any principal of, or premium, if any, on, or any Additional Amounts, if any, payable in respect of any principal of or premium, if any, on, any of the debt securities of that series when due (whether at maturity, upon redemption, upon repayment or repurchase at the option of the holder or otherwise and whether payable in cash or common shares or other securities or property);

  (3)
  default in the deposit of any sinking fund payment or payment under any analogous provision when due with respect to any of the debt securities of that series;

  (4)
  default in the delivery when due of any securities, cash or other property (including, without limitation, any common shares) when required to be delivered upon conversion of any convertible debt security of that series or upon the exchange of any debt security of that series which is exchangeable for common shares or other securities or property (other than an exchange of debt securities of that series for other debt securities of the same series);

  (5)
  default after the expiration of any applicable grace period in the payment of principal when due, or resulting in acceleration of, other indebtedness (other than non-recourse debt) of us or any of our "significant subsidiaries" (as defined by the indenture), for borrowed money or the payment of which is guaranteed by us or any significant subsidiary if the aggregate principal amount with respect to which the default or acceleration has occurred exceeds $25.0 million and such indebtedness has not been discharged, or such default in payment or acceleration has not been cured or rescinded, prior to written notice of acceleration of the debt securities of that series;

  (6)
  failure by us or any significant subsidiary to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $25.0 million, which judgments are not paid, discharged or stayed for a period of 60 calendar days after such judgments become final and non-appealable, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

  (7)
  if the debt securities of that series are guaranteed debt securities, the guarantee of the debt securities of that series by any guarantor shall for any reason cease to be, or shall for any reason be asserted in writing by such guarantor or us not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated or permitted by the applicable indenture;

  (8)
  specified events of bankruptcy, insolvency or reorganization with respect to us or any of our significant subsidiaries; or

  (9)
  any other event of default established for the debt securities of that series.

        No event of default with respect to any particular series of debt securities necessarily constitutes an event of default with respect to any other series of debt securities. The indenture provides that, within 90 days after the occurrence of any default with respect to the debt securities of any series, the trustee generally must mail to all holders of the debt securities of that series notice of that default if known to a Responsible Officer of the trustee, unless that default has been cured or waived. However, the trustee may withhold notice of a default with respect to the debt securities of that series, except a default in payment of principal, premium, if any, interest, if any, Additional Amounts, if any, or sinking fund payments, if any, if the trustee considers it in the best interest of the holders to do so. As used in this paragraph, the term "default" means any event which is, or after notice or lapse of time or both would become, an event of default with respect to the debt securities of any series.

        The indenture provides that if an event of default (other than an event of default specified in clause (8) of the second preceding paragraph with respect to of us) occurs and is continuing with respect to any series of debt securities, either the trustee or the holders of at least 30% in principal amount of the debt securities of that series then outstanding may declare the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series to be due and payable immediately. The indenture also provides that if an event of default specified in clause (8) of the second preceding paragraph with respect to us occurs with respect to any series of debt securities, then the principal of, or if debt securities of that series are original issue discount securities, such lesser amount as may be specified in the terms of that series of debt securities, and accrued and unpaid interest, if any, on all the debt securities of that series will automatically become and be immediately due and payable without any declaration or other action on the part of the trustee or any holder of the debt securities of that series. However, upon specified conditions, the holders of a majority in principal amount of the debt securities of a series then outstanding may rescind and annul an acceleration of the debt securities of that series and its consequences. For purposes of clarity, references in this paragraph to an event of default specified in clause (8) of the second preceding paragraph with respect to us shall not include any event of default specified in clause (8) of the second preceding paragraph with respect to any significant subsidiary.

        Subject to the provisions of the Trust Indenture Act of 1939 requiring the trustee, during the continuance of an event of default under the applicable indenture, to act with the requisite standard of care, the trustee is under no obligation to exercise any of its rights or powers under the applicable indenture at the request or direction of any of the holders of debt securities of any series unless those holders have offered the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities which might be incurred in compliance with such request or direction. Subject to the foregoing, holders of a majority in principal amount of the outstanding debt securities of any series issued under the applicable indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee under the indenture with respect to that series. The indentures require our annual filing with the trustee of a certificate which states whether or not we are in default under the terms of the indenture.

        No holder of any debt securities of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the applicable indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless:

  •
  the holder gives written notice to the trustee of a continuing event of default with respect to the debt securities of such series;

  •
  the holders of not less than 30% in aggregate principal amount of the outstanding debt securities of such series make a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

  •
  the holder or holders offer to the trustee indemnity reasonably satisfactory to the trustee against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

  •
  the trustee for 60 days after its receipt of such notice, request and offer of indemnity fails to institute any such proceeding; and

  •
  no direction inconsistent with such written request is given to the trustee during such 60 day period by the holders of a majority in principal amount of the outstanding debt securities of such series.

        Notwithstanding any other provision of the indenture, the holder of a debt security will have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and interest, if any, on that debt security on the respective due dates for those payments and, in the case of any debt security which is convertible into or exchangeable for other securities or property, to convert or exchange, as the case may be, that debt security in accordance with its terms, and to institute suit for the enforcement of those payments and any right to effect such conversion or exchange, and this right shall not be impaired without the consent of the holder.

Modification, Waivers and Meetings

        From time to time, we, any guarantors party to such indenture and the trustee, with the consent of the holders of a majority in principal amount of the outstanding debt securities of each series issued under the applicable indenture and affected by a modification or amendment, may modify, amend, supplement or waive compliance with any of the provisions of the applicable indenture or of the debt securities of the applicable series or the rights of the holders of the debt securities of that series under the applicable indenture. However, unless otherwise specified in the applicable prospectus supplement, no such modification, amendment, supplement or waiver may, among other things:

  •
  change the stated maturity of the principal of, or premium, if any, or any installment of interest, if any, on or any Additional Amounts, if any, with respect to any debt securities issued under the indenture, or

  •
  reduce the principal of or any premium on any debt securities or reduce the rate of interest on any debt securities or reduce the price payable upon the redemption of any debt security, whether such redemption is mandatory or at our option, or upon the repurchase of any debt security at the option of the holder, or reduce any Additional Amounts with respect to any debt securities, or change our obligation to pay Additional Amounts, or

  •
  reduce the amount of principal of any original issue discount securities that would be due and payable upon an acceleration of the maturity thereof, or

  •
  adversely affect any right of repayment or repurchase of any debt securities at the option of any holder, or

  •
  change any place where or the currency in which debt securities are payable, or

  •
  impair the holder's right to institute suit to enforce the payment of any debt securities on or after their stated maturity or, in the case of any debt security which is convertible into or exchangeable for other securities or property, to institute suit to enforce the right to convert or exchange that debt security in accordance with its terms, or

  •
  make any change that adversely affects the right, if any, to convert or exchange any debt securities for other securities or property, or

  •
  reduce the percentage of debt securities of any series issued under the applicable indenture whose holders must consent to any modification or amendment or any waiver of compliance with specific provisions of such indenture or specified defaults under the applicable indenture and their consequences, or

  •
  if the applicable indenture relates to guaranteed debt securities, release any guarantor from any of its obligations under any of its guarantees or the applicable indenture, except in accordance with the terms of the applicable indenture, or

  •
  reduce the requirements for a quorum or voting at a meeting of holders of the applicable debt securities,

without in each case obtaining the consent of the holder of each outstanding debt security issued under such indenture affected by the modification or amendment.

        From time to time, we, any guarantors party to the indenture and the trustee, without the consent of the holders of any debt securities issued under the applicable indenture, may modify, amend, supplement or waive compliance with any provisions of the indenture, among other things:

  •
  to evidence the succession of another person to us, or, if applicable, any guarantor under the applicable indenture and the assumption by that successor of our covenants or the covenants of such guarantor, as the case may be, contained in the applicable indenture and in the debt securities or, if applicable, the guarantees issued under the applicable indenture, as the case may be;

  •
  to add to our covenants or, if applicable, the covenants of any guarantor for the benefit of the holders of all or any series of debt securities issued under the applicable indenture or to surrender any right or power conferred upon us, or, if applicable, any guarantor in the indenture with respect to all or any series of debt securities issued under the applicable indenture;

  •
  to add to or change any provisions of the applicable indenture to facilitate the issuance of bearer securities;

  •
  to establish the form or terms of debt securities of any series and any related coupons and, if applicable, any guarantees of those debt securities, including, without limitation, conversion and exchange provisions applicable to debt securities which are convertible into or exchangeable for other securities or property and to establish, if applicable, the guarantors of the debt securities of such series and the terms of the guarantees of such debt securities, and to establish any provisions with respect to any security or other collateral for such debt securities or, if applicable, guarantees, and to make any deletions from or additions or changes to the applicable indenture in connection with any of the matters referred to in this bullet point so long as those deletions, additions and changes are not applicable to any other series of debt securities then outstanding;

  •
  to evidence and provide for the acceptance of the appointment of a successor trustee in respect of the debt securities of one or more series;

  •
  to comply with the merger covenant;

  •
  to cure any ambiguity, omission, defect or inconsistency or correct or supplement any provision in such indenture which may be defective or inconsistent with other provisions in the applicable indenture, or to make any other changes to the applicable indenture that do not adversely affect the interests of the holders of the debt securities of any series then outstanding in any material respect;

  •
  to add any additional events of default with respect to all or any series of debt securities;

  •
  to supplement any of the provisions of the applicable indenture to permit or facilitate defeasance, covenant defeasance and/or satisfaction and discharge of any series of debt securities, provided that such action shall not adversely effect the interest of any holder of a debt security of such series or any other debt security in any material respect;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the applicable indenture under the Trust Indenture Act of 1939;

  •
  if the applicable indenture provides for the issuance of guaranteed debt securities, to add additional guarantees or additional guarantors in respect of all or any debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture; or, in the case of any other indenture, to add guarantees or guarantors in respect of all or any debt securities, and to evidence the release and discharge of any guarantor from its obligations under its guarantee of any or all debt securities and its obligations under the indenture in respect of any or all debt securities in accordance with the terms of the indenture;

  •
  to secure or, if applicable, to provide additional security for all or any debt securities issued under the applicable indenture or all or any guarantees or other guarantees of the debt securities and to provide for any and all matters relating thereto, and to provide for the release of any collateral as security for all or any debt securities, guarantees or other guarantees in accordance with the terms of the indenture to make any change to the applicable indenture or any debt securities or guarantees to conform the terms thereof to the terms reflected in any prospectus (including this prospectus), prospectus supplement, offering memorandum or similar offering document used in connection with the initial offering or sale of any debt securities or guarantees;

  •
  in the case of any series of debt securities which are convertible into or exchangeable for common shares or other securities or property, to provide for the conversion or exchange rights of those debt securities in the event of any reclassification or change of our common shares or any of our other securities into which such debt securities are convertible or for which such debt securities are exchangeable or any similar transaction if expressly required by the terms of that series of debt securities; or

  •
  to amend or supplement any provision contained in the applicable indenture or in any debt securities or, if applicable, guarantees, provided that such amendment or supplement does not apply to any outstanding debt securities or any guarantees of any outstanding debt security issued prior to the date of such supplemental indenture and entitled to the benefits of such provisions.

        The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive our compliance with the provisions described above under "—Merger, Consolidation and Transfer of Assets" and certain other provisions of the indenture and, if specified in the prospectus supplement relating to such series of debt securities, any additional covenants applicable to the debt securities of such series. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series may, on behalf of all holders of debt securities of that series, waive any past default under the applicable indenture with respect to debt securities of that series and its consequences, except a default in the payment of the principal of, or premium, if any, or interest, if any, on debt securities of that series or, in the case of any debt securities which are convertible into or exchangeable for other securities or property, a default in any such conversion or exchange, or a default in respect of a covenant or provision which cannot be modified or amended without the consent of the holder of each outstanding debt security of the affected series.

        The indenture contains provisions for convening meetings of the holders of a series of debt securities if (and only if) debt securities of such series are issued or issuable, in whole or in part, in the form of bearer debt securities. A meeting may be called at any time by the trustee, and also at our request or the request of holders of at least 33 1/3% in principal amount of the outstanding debt securities of a series. Notice of a meeting must be given in accordance with the provisions of the indenture. Except for any consent which must be given by the holder of each outstanding debt security affected in the manner described above, any resolution presented at a meeting or adjourned meeting duly reconvened at which a quorum, as described below, is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series. However, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the applicable indenture provides may be made, given or taken by the holders of a specified percentage, which is less or more than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the applicable indenture will be binding on all holders of debt securities of that series and the related coupons, if any. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons entitled to vote a majority in principal amount of the outstanding debt securities of a series, or, if any action is to be taken at a meeting with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which the applicable indenture provides may be given by holders of a greater percentage in principal amount of outstanding debt securities of a series, the persons entitled to vote at such greater percentage in principal amount of the outstanding debt securities of such series.

Discharge, Defeasance and Covenant Defeasance

        Unless otherwise provided in the applicable prospectus supplement, upon our direction, the applicable indenture shall cease to be of further effect with respect to any series of debt securities issued under the indenture specified by us, subject to the survival of specified provisions of the indenture (including the obligation to pay Additional Amounts to the extent described below and the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms) when:

  •
  either

          (A)  all outstanding debt securities of that series and, in the case of bearer securities, all related coupons, have been delivered to the trustee for cancellation, subject to exceptions, or

          (B)  all debt securities of that series and, if applicable, any related coupons have become due and payable or will become due and payable at their stated maturity within one year or are to be called for redemption within one year and we have deposited with the trustee, in trust, funds in U.S. dollars or in the foreign currency in which the debt securities of that series are payable in an amount sufficient to pay the entire indebtedness on the debt securities of that series in respect of principal, premium, if any, and interest, if any (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on the debt securities and (y) the amount of any Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us in the exercise of our sole and absolute discretion, those Additional Amounts) to the date of such deposit, if the debt securities of that series have become due and payable, or to the maturity or redemption date of the debt securities of that series, as the case may be;

  •
  we have paid all other sums payable under the applicable indenture with respect to the debt securities of that series; and

  •
  the trustee has received an officers' certificate and an opinion of counsel called for by the applicable indenture.

        At such time as we shall have satisfied the conditions set forth in the immediately preceding paragraph with respect to any series of guaranteed debt securities, each guarantor of the debt securities of that series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of that series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities. If the debt securities of any series provide for the payment of Additional Amounts, we will remain obligated, following the deposit described above, to pay, and any guarantees of the debt securities of that series will continue to guarantee (on the terms and subject to the conditions set forth in the applicable indenture, subject to any other terms of the indenture providing for the release and discharge of a guarantor from its obligations under its guarantees of such debt securities and under the indenture in respect of such debt securities) the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amounts as described above.

        Unless otherwise provided in the applicable prospectus supplement, we may elect with respect to any series of debt securities either:

  •
  to defease and be discharged from all of our obligations with respect to that series of debt securities ("defeasance"), except for:

          (1)   the obligation to pay Additional Amounts, if any, upon the occurrence of specified events of taxation, assessment or governmental charge with respect to payments on that series of debt securities to the extent (and only to the extent) that those Additional Amounts exceed the amount deposited in respect of those Additional Amounts as provided below,

          (2)   the obligation, if applicable, to exchange or convert debt securities of that series into other securities or property in accordance with their terms, and

          (3)   certain other limited obligations; or

  •
  to be released from our obligations with respect to the debt securities of such series under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to that series of debt securities ("covenant defeasance"), in either case upon the irrevocable deposit with the trustee, or other qualifying trustee, in trust for that purpose, of an amount in U.S. dollars or in the foreign currency in which those debt securities are payable at stated maturity or, if applicable, upon redemption, and/or Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and any interest on (and, to the extent that (x) the debt securities of that series provide for the payment of Additional Amounts and (y) the amount of the Additional Amounts which are or will be payable is at the time of deposit reasonably determinable by us in the exercise of our sole and absolute discretion, the Additional Amounts with respect to) that series of debt securities, and any mandatory sinking fund or analogous payments on that series of debt securities, on the due dates for those payments.

        Upon the effectiveness of defeasance with respect to any series of guaranteed debt securities, each guarantor of the debt securities of such series shall (except as provided in the next succeeding sentence and subject to other limited exceptions) be automatically and unconditionally released and discharged from all of its obligations under its guarantee of the debt securities of such series and all of its other obligations under the applicable indenture in respect of the debt securities of that series, without any action by us, any guarantor or the trustee and without the consent of the holders of any debt securities. If we effect defeasance with respect to the debt securities of any series and those debt securities provide for the payment of Additional Amounts, we will remain obligated, following the effectiveness of such defeasance, to pay, and any guarantees of the debt securities of that series will continue to guarantee (on the terms and subject to the conditions set forth in the indenture, subject to any other terms of the indenture providing for the release and discharge of a guarantor from its obligations under its guarantees of such debt securities and under the applicable indenture in respect of such debt securities) the payment of, Additional Amounts with respect to those debt securities to the extent (and only to the extent) that they exceed the amount deposited in respect of those Additional Amount as described above.

        The defeasance or covenant defeasance described above shall only be effective if, among other things:

  •
  it shall not result in a breach or violation of, or constitute a default under, the applicable indenture;

  •
  in the case of defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee confirming that (A) we have received from or there has been published by the Internal Revenue Service a ruling or (B) since the date of the indenture there has been a change in applicable U.S. federal income tax law, in either case to the effect that, and based on this ruling or change the opinion of counsel shall confirm that, the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance had not occurred;

  •
  in the case of covenant defeasance, we shall have delivered to the trustee an opinion of independent counsel reasonably acceptable to the trustee to the effect that the holders of the debt securities of the applicable series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

  •
  if the cash and Government Obligations deposited are sufficient to pay the outstanding debt securities of that series provided those debt securities are redeemed on a particular redemption date, we shall have given the trustee irrevocable instructions to redeem those debt securities on that date; and

  •
  no event of default or event which with notice or lapse of time or both would become an event of default with respect to debt securities of that series shall have occurred and be continuing on the date of the deposit into trust; and, solely in the case of defeasance, no event of default arising from specified events of bankruptcy, insolvency or reorganization with respect to us or event which with notice or lapse of time or both would become such an event of default with respect us shall have occurred and be continuing during the period through and including the 91st day after the date of the deposit into trust.

        The applicable prospectus supplement may further describe the provisions, if any, permitting or restricting satisfaction and discharge, defeasance or covenant defeasance with respect to the debt securities of a particular series.

Governing Law

        The indentures and the debt securities (including any Guarantees endorsed on the debt securities, if any) will be governed by, and construed in accordance with, the laws of the State of New York.

Regarding the Trustee

        We will identify the trustee with respect to any series of debt securities in the prospectus supplement relating to the applicable debt securities. The Trust Indenture Act of 1939 limits the rights of a trustee, if the trustee becomes a creditor of us to obtain payment of claims or to realize on property received by it in respect of those claims, as security or otherwise. Any trustee is permitted to engage in other transactions with us and our subsidiaries from time to time. However, if a trustee acquires any conflicting interest it must eliminate the conflict upon the occurrence of an event of default under the applicable indenture or resign as trustee.

        The holders of a majority in principal amount of the then outstanding debt securities of any series may direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee.

        If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of any of the holders of debt securities only after those holders have offered the trustee indemnity satisfactory to it.

DESCRIPTION OF DEPOSITARY SHARES

        We summarize below some of the provisions that will apply to depositary shares unless the applicable prospectus supplement provides otherwise. This summary does not contain all of the information that may be important to you. The complete terms of the depositary shares will be set forth in the depositary agreement and depositary receipt for the applicable depositary shares. The forms of depositary agreement and related depositary receipt that will be entered into with respect to a particular offering of depositary shares will be filed as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. The particular terms of any depositary shares and the related depositary receipts and deposit agreement will be described in the applicable prospectus supplement. You should read the depositary agreement and the depositary receipt. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

        We may offer fractional shares of preferred stock of any class or series, rather than full preferred shares. If we do, we will deposit preferred stock of such class or series with a bank, trust company or other financial institution as depositary, with respect to such deposit agreement (the "Depositary") and cause such Depositary to issue depositary receipts evidencing the related depositary shares, each of which will represent a fractional interest (to be set forth in the applicable prospectus supplement) of a share of such class or series, as the case may be, of preferred stock.

        The preferred stock represented by depositary shares will be deposited under a separate depositary agreement between us and the applicable Depositary, which shall have an office in the United States and which has, or whose parent entity has, a combined capital and surplus (calculated on a consolidated basis) of at least $50,000,000. Subject to the terms of the depositary agreement, each holder of a depositary receipt issued under that depositary agreement will be entitled, in proportion to the applicable fraction of a preferred share represented by the related depositary share, to all the rights and preferences of the preferred stock represented thereby (including, if applicable and subject to the matters discussed below, any distribution, voting, redemption, conversion, exchange and liquidation rights).

        The applicable prospectus supplement relating to the depositary shares offered thereby will set forth their specific terms, including, when applicable:

  •
  the terms of the class or series of preferred stock deposited by us under the related depositary agreement, the number of such depositary shares and the fraction of one share of such preferred stock represented by one such depositary share,

  •
  whether such depositary shares will be listed on any securities exchange; and

  •
  any other specific terms of such depositary shares and the related depositary agreement.

        Depositary receipts may be surrendered for transfer or exchange at any office or agency of the relevant Depositary maintained for that purpose, subject to the terms of the related depositary agreement. Unless otherwise specified in the applicable prospectus supplement, depositary receipts will be issued in denominations evidencing any whole number of depositary shares. No service charge will be made for any permitted transfer or exchange of depositary receipts, but we or the Depositary may require payment of any tax or other governmental charge payable in connection therewith.

        Pending the preparation of definitive depositary receipts, the Depositary may, upon our written order, execute and deliver temporary depositary receipts which are substantially similar to, and entitle the holders thereof to all the rights pertaining to, the definitive depositary receipts. Depositary receipts will be prepared thereafter and, when definitive depositary receipts are available, temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        If we pay a cash distribution or dividend on a series of preferred stock represented by depositary shares, the Depositary will distribute all cash distributions received in respect of the deposited preferred shares to the record holders, as of the relevant record date, of depositary receipts relating to such preferred shares in proportion, insofar as possible, to the numbers of such depositary shares owned by such holders on such record date. The Depositary will distribute only such amount, however, as can be distributed without distributing to any holder of depositary receipts a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum, if any, received by the Depositary for distribution to record holders of those depositary receipts.

        In the event of a distribution in property other than in cash, the Depositary will distribute property received by it to the record holders, as of the relevant record date, of depositary receipts entitled thereto in proportion, insofar as possible, to the number of depositary shares owned by such holders on such record date. If, however, the Depositary determines that it is not feasible to make such distribution, it may, with our approval, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the sale (public or private) of such property and the distribution of the net proceeds from such sale to such holders.

        The deposit agreement may also contain provisions relating to the manner in which any subscription or similar rights offering offered by us to holders of the related class or series of preferred shares will be made available to holders of depositary receipts.

        The amount distributed in any of the foregoing cases will be reduced by any amount required to be withheld by us or the Depositary on account of taxes.

Redemption and Repurchase of Preferred Stock

        If we redeem a class or series of preferred stock represented by depositary shares, the Depositary will redeem the depositary shares from the proceeds received by the Depositary resulting from the redemption, in whole or in part, of such class or series of preferred shares held by the Depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and of any other amounts or property per share payable upon such redemption with respect to the preferred stock so redeemed. Whenever we redeem preferred shares held by the Depositary, the Depositary will redeem as of the same date the number of depositary shares representing the preferred shares so redeemed, provided that we have paid in full to the Depositary the redemption price of the preferred shares to be redeemed plus any other amounts or property payable upon such redemption with respect to the shares to be so redeemed. If fewer than all the depositary shares are to be redeemed at our option, the depositary shares to be redeemed will be selected by the Depositary by lot or pro rata or by any other equitable method as may be determined by the Depositary. If the depositary shares evidenced by a depositary receipt are to be redeemed in part only, a new depositary receipt will be issued for any depositary shares not so redeemed.

        After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the related depositary receipts with respect to the depositary shares so called for redemption will cease, except the right to receive any monies or other property payable upon redemption upon surrender of such depositary receipts to the Depositary.

        Depositary shares, as such, are not subject to repurchase by us at the option of the holders. Nevertheless, if the preferred stock represented by depositary shares is subject to repurchase at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by the holders thereof to the Depositary with written instructions to the Depositary to instruct us to repurchase the preferred stock represented by the depositary shares evidenced by such depositary receipts at the applicable repurchase price. Upon receipt of such instructions and subject to our having funds legally available therefor, we will repurchase the requisite whole number of shares of such preferred stock from the Depositary, who in turn will repurchase such depositary receipts. Notwithstanding the foregoing, holders shall only be entitled to request the repurchase of depositary shares representing one or more whole shares of the related preferred stock. The repurchase price per depositary share will be equal to the repurchase price and any other amounts or property payable per share upon such redemption with respect to the preferred shares multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be repurchased in part only, one or more new depositary receipts will be issued for any depositary shares not to be repurchased.

Withdrawal of Preferred Shares

        Except as may be otherwise provided in the applicable prospectus supplement, any holder of depositary receipts, upon surrender of the depositary receipts at the applicable office or agency of the Depositary (unless the related depositary shares have previously been called for redemption), subject to the terms of the depositary agreement, may demand delivery of the number of whole shares of the related class or series of preferred stock and any money or other property represented by such depositary receipts. Partial shares of preferred stock will not be issued. Holders shall only be entitled to request the withdrawal of one or more whole shares of the related preferred stock and must surrender depositary receipts evidencing depositary shares that in turn represent such whole shares of preferred stock. Holders of depositary receipts making such withdrawals will be entitled to receive whole preferred shares on the basis set forth in the related prospectus supplement, but holders of such whole shares of preferred stock will not thereafter be entitled to deposit such preferred stock under the depositary agreement or to receive depositary receipts therefor. If the depositary receipts surrendered by the holder in connection with such withdrawal evidence a number of depositary shares representing more than the number of whole preferred shares to be withdrawn, the Depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares.

Voting Deposited Preferred Shares

        Upon receipt of notice of any meeting at which the holders of any class or series of deposited preferred stock are entitled to vote, the Depositary will mail the information contained in such notice of meeting to the record holders of the depositary shares relating to such class or series of preferred stock. Each record holder of such depositary shares on the record date (which will be the same date as the record date for the relevant class or series of preferred stock) may instruct the Depositary as to how to vote the preferred stock represented by such holder's depositary shares. The Depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by such depositary shares in accordance with such instructions, and we will take all reasonable actions that may be deemed necessary by the Depositary in order to enable the Depositary to do so. The Depositary will abstain from voting preferred shares to the extent it does not receive specific instructions from the holders of depositary shares representing such preferred stock

Conversion and Exchange of Preferred Shares

        If the preferred stock represented by depositary shares is exchangeable at our option for other securities, then, whenever we exercise our option to exchange all or a portion of such preferred stock held by the Depositary, the Depositary will exchange as of the same date a number of such depositary shares representing such preferred stock so exchanged, provided we shall have issued and delivered to the Depositary the securities for which such preferred stock is to be exchanged. The exchange rate per depositary share shall be equal to the exchange rate per preferred share multiplied by the fraction of a preferred share represented by one depositary share. If less than all of the depositary shares are to be exchanged, the depositary shares to be exchanged will be selected by the Depositary by lot or pro rata or other equitable method, in each case as may be determined by us. If the depositary shares evidenced by a depositary receipt are to be exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be exchanged.

        Depositary shares, as such, are not convertible or exchangeable at the option of the holders into other securities or property. Nevertheless, if the preferred stock represented by depositary shares is convertible into or exchangeable for other securities or property at the option of the holders, then, on the terms and subject to the conditions applicable to such preferred stock, the related depositary receipts may be surrendered by holders thereof to the Depositary with written instructions to the Depositary to instruct us to cause conversion or exchange, as the case may be, of the preferred stock represented by the depositary shares evidenced by such depositary receipts into such number or amount of other securities, in authorized denominations, or other property, as the case may be, as specified in the related prospectus supplement. We, upon receipt of such instructions and any amounts payable in respect thereof, will cause the conversion or exchange, as the case may be, and will deliver to the holders (or cause the Depositary to deliver to the holders) such number or amount of other securities, in authorized denominations, or other property, as the case may be (and, if required by the terms of the applicable preferred stock, cash in lieu of any fractional share). Notwithstanding the foregoing, holders shall only be entitled to request the conversion or exchange of depositary shares representing one or more whole shares of the related preferred stock. The exchange or conversion rate per depositary share shall be equal to the exchange or conversion rate per share of preferred stock multiplied by the fraction of a preferred share represented by one depositary share. If the depositary shares evidenced by a depositary receipt are to be converted or exchanged in part only, a new depositary receipt or receipts will be issued for any depositary shares not to be converted or exchanged.

Amendment and Termination of Depositary Agreement

        Unless otherwise provided in this prospectus, the applicable prospectus supplement or required by law, the form of depositary receipt evidencing the depositary shares and any provision of the depositary agreement may at any time be amended by agreement between us and the Depositary. However, any amendment which materially and adversely alters the rights of the holders of the depositary receipts issued under any depositary agreement or the related depositary shares will not be effective unless such amendment has been approved by the holders of at least a majority of such depositary shares then outstanding (or such greater proportion as may be required by the rules of any securities exchange on which such depositary shares may be listed). In no event may any such amendment impair the right of any holder of depositary receipts, subject to the conditions specified in the deposit agreement, to receive the related preferred shares upon surrender of such depositary receipts as described above under "—Withdrawal of Preferred Shares." Every holder of an outstanding depositary receipt at the time any such amendment becomes effective, or any transferee of such holder, shall be deemed, by continuing to hold such depositary receipt, or by reason of the acquisition thereof, to consent and agree to such amendment and to be bound by the depositary agreement as amended thereby.

        The depositary agreement automatically terminates if:

  •
  all outstanding depositary shares issued thereunder have been redeemed or repurchased by us;

  •
  each preferred share deposited thereunder has been converted into or exchanged for other securities or other property or has been withdrawn; or

  •
  there has been a final distribution in respect of the preferred shares deposited thereunder in connection with any liquidation, dissolution or winding up of us and such distribution has been distributed to the holders of related depositary receipts.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay all fees and expenses of the Depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock or arising in connection with the performance of its duties under the deposit agreement. Holders of depositary receipts will pay all other transfer and other taxes and governmental charges, including any fee for withdrawal of their shares of preferred stock upon surrender of depositary receipts, as are expressly provided in the depositary agreement to be for their accounts.

Resignation and Removal of Depositary

        The Depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the Depositary. Any such resignation or removal will take effect upon the appointment by us of a successor Depositary and its acceptance of such appointment. The successor Depositary must be a bank, trust company or other financial institution selected by us having an office in the United States and otherwise meeting the requirements of the depositary agreement.

Miscellaneous

        The Depositary will forward to the holders of the applicable depositary receipts all reports and communications from us which are delivered to the Depositary and which are intended for delivery to holders of the deposited preferred stock.

        Neither the Depositary nor we will be liable if either of us is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of us and the Depositary under the depositary agreement will be limited to performance of our respective duties thereunder in good faith and without gross negligence and willful misconduct and neither of us will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares, depositary receipts or preferred stock unless satisfactory indemnity is furnished. We and any Depositary may rely upon written advice of counsel or accountants or upon information provided by holders of depositary receipts or other person believed to be competent and on documents believed to be genuine.

DESCRIPTION OF WARRANTS

        The following is a summary of the general terms of warrants we may issue (either separately or together with other securities) and that we and/or certain selling securityholders may offer and sell. We may issue warrants to purchase common stock, preferred stock, debt securities or other securities of Dollar General or any other entity or any combination of the foregoing. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. The warrants are to be issued under warrant agreements, or "warrant agreements," each to be entered into between us and a bank, trust company or other financial institution, as warrant agent, all as described in the prospectus supplement relating to the particular issuance of warrants. The particular terms of any warrants and the related warrant agreement as well as the identity of the warrant agent will be described in the applicable prospectus supplement. The form of warrant agreement, including the form of certificate representing the applicable warrants, or "warrant certificate," that will be entered into with respect to a particular offering of warrants will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the warrant agreements and warrants and the summary of some of the terms of the particular warrant agreement and warrants described in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the particular warrant agreement and the related warrant certificate, and you should read those documents for provisions that may be important to you. To the extent that any particular terms of any warrants or the related warrant agreement described in a prospectus supplement differ from any of the terms described in this prospectus, then those particular terms described in this prospectus shall be deemed to have been superseded by that prospectus supplement.

General

        The applicable prospectus supplement will include some or all of the following the terms of the warrants to be offered:

  •
  the title and aggregate number of the applicable warrants;

  •
  the designation, number (or amount) and terms of shares of common stock, preferred stock, depositary shares or debt securities, as the case may be, that may be purchased upon exercise of each warrant and the procedures that will result in the adjustment of those numbers;

  •
  the exercise price, or the manner of determining the price, at which the common shares, preferred shares, depositary shares or the amount of debt securities, as the case may be, may be purchased upon exercise of each warrant;

  •
  if other than cash, the property and manner in which the exercise price for the warrants may be paid;

  •
  any minimum or maximum number of warrants that are exercisable at any one time;

  •
  the dates or periods during which the warrants may be exercised;

  •
  the terms of any mandatory or optional redemption provisions relating to the warrants;

  •
  the terms of any right we have to accelerate the exercise of the warrants upon the occurrence of certain events;

  •
  whether the warrants will be sold with any other securities, and the date, if any, on and after which those warrants and any other securities will be separately transferable; and

  •
  any other terms of the warrants.

Exercise of Warrants

        Each warrant will entitle the holder to purchase such number of common shares, preferred shares or depositary shares or such amount of debt securities, as the case may be, at such exercise price as shall be set forth in, or shall be determinable as set forth in, the applicable prospectus supplement. Warrants may be exercised at the times and in the manner set forth in the applicable prospectus supplement. The applicable prospectus supplement will specify how the exercise price of any warrants is to be paid, which may include payment in cash or by surrender of other warrants issued under the same warrant agreement (a "cashless exercise"). Upon receipt of payment of the exercise price and, if required, the certificate representing the warrants being exercised properly completed and duly executed at the office or agency of the applicable warrant agent or at any other office or agency designated for that purpose, we will promptly deliver the securities to be delivered upon such exercise.

No Rights as Holders of Shares

        Holders of common stock, preferred stock or depositary share warrants will not be entitled, by virtue of being such holders, to vote, consent or receive notice as holders of our outstanding shares in respect of any meeting of holders of our shares for the election of our directors or any other matter, or to exercise any other rights whatsoever as holders of our shares, or to receive any dividends or distributions, if any, on our shares.

 DESCRIPTION OF STOCK PURCHASE CONTRACTS

        We may offer share purchase contracts either separately or together with other securities offered hereby. The following description of the share purchase contracts provides certain general terms and provisions of the share purchase contracts to which any prospectus supplement may relate. The applicable prospectus supplement will describe the specific terms of any share purchase contracts and, if applicable, any prepaid securities (as defined below), the share purchase contract and, if applicable, any related pledge or depositary agreement relating to any particular offering of share purchase contracts. The form of share purchase contract and, if applicable, the form of any related pledge or depositary agreement relating to any particular offering of share purchase contracts will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus. This summary of some of the terms of the share purchase contracts and the summary of some of the terms of the particular share purchase contracts and, if applicable, any related pledge or depositary agreements contained in the applicable prospectus supplement are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the particular share purchase contracts or share purchase units, as the case may be, and any related pledge or depositary agreement, and you should read those documents for provisions that may be important to you.

        Share purchase contracts may include contracts obligating or entitling holders to purchase from us, and us to sell to holders, a specified number of shares of our common stock at a future date or dates. The consideration per share and the number of shares may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula in the share purchase contracts and may be subject to adjustment under anti-dilution or other formulas or provisions. We may issue the share purchase contracts separately or as a part of share purchase units consisting of a share purchase contract and other securities that may be sold by us pursuant to this prospectus, debt obligations of third parties (including U.S. Treasury securities) or any combination of the foregoing, which may secure the holders' obligations to purchase the common shares under the share purchase contracts. The share purchase contracts may require us to make periodic payments to the holders of the share purchase contracts or share purchase units, as the case may be, or vice versa. These payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner, and in certain circumstances, we may deliver newly issued prepaid share purchase contracts, which are referred to as "prepaid securities," upon release to a holder of any collateral securing such holders' obligations under the original share purchase contract.

 DESCRIPTION OF UNITS

        We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement will describe:

  •
  the designation and terms of the units and of the other securities comprising the units, including whether and under what circumstances those securities may be traded separately;

  •
  the terms of the unit agreement governing the units;

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or the securities comprising the units;

  •
  the United States federal income tax considerations relevant to the units; and

  •
  whether the units will be issued in fully registered global form.

        This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC as an exhibit to the registration statement of which this prospectus is a part or a document that is incorporated or deemed to be incorporated by reference in this prospectus each time we issue units, and you should read those documents for provisions that may be important to you.

 SELLING SECURITYHOLDERS

        Information about selling securityholders, where applicable, will be set forth in a prospectus supplement, in a post-effective amendment or in filings with make with the SEC which are incorporated into this prospectus by reference.

PLAN OF DISTRIBUTION

        We and/or the selling securityholders, if applicable, may sell the securities covered by this prospectus in any of the following ways (or in any combination):

  •
  to or through underwriters or dealers;

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  directly to one or more purchasers; or

  •
  through agents.

        Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including:

  •
  the name or names of any underwriters, dealers or agents and the amounts of securities underwritten or purchased by each of them;

  •
  the offering price of the securities and the proceeds to us and/or the selling securityholders, if applicable, and any underwriting discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers;

  •
  any options under which underwriters may purchase additional securities from us and/or any selling securityholder; and

  •
  any securities exchange or market on which the securities may be listed or traded.

        Any offering price and any discounts, commissions, concessions or agency fees allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.

        We and/or the selling securityholders, if applicable, may distribute the securities from time to time in one or more transactions:

  •
  at a fixed price or at prices that may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices relating to such prevailing market prices; or

  •
  at negotiated prices.

        Underwriters, dealers or any other third parties described above may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters' obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option), unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.

        We and/or the selling securityholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be "underwriters" as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

        Each underwriter, dealer and agent participating in the distribution of any offered securities that are issuable in bearer form will agree that it will not offer, sell, resell or deliver, directly or indirectly, offered securities in bearer form in the United States or to United States persons except as otherwise permitted by Treasury Regulations Section 1.163-5(c)(2)(i)(D).

        Offered securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more marketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreements, if any, with us and its compensation will be described in the applicable prospectus supplement.

        Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids.

        Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate members or certain dealers if they repurchase the securities in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

        Our common stock is listed on the New York Stock Exchange under the symbol "DG".

        In compliance with the guidelines of the Financial Industry Regulatory Authority, which we refer to as FINRA, the aggregate maximum discount, commission, agency fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of any offering pursuant to this prospectus and any applicable prospectus supplement; however, we anticipate that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

        If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a "conflict of interest" as defined in FINRA's NASD Conduct Rule 2720 ("Rule 2720"), that offering will be conducted in accordance with the relevant provisions of Rule 2720.

        There can be no assurance that we will sell all or any of the securities offered by this prospectus.

        Agents, dealers and underwriters may be entitled to indemnification by us and the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof.

        The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

 LEGAL MATTERS

        Unless we state otherwise in the applicable prospectus supplement, the validity of any securities that may be offered by this prospectus will be passed upon for us by Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, Nashville, Tennessee.

EXPERTS

        The consolidated balance sheets of Dollar General Corporation and subsidiaries as of January 29, 2010 (Successor) and January 30, 2009 (Successor), and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended January 29, 2010 (Successor) and January 30, 2009 (Successor), and the periods from March 6, 2007 to February 1, 2008 (Successor) and from February 3, 2007 to July 6, 2007 (Predecessor) incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for the fiscal year ended January 29, 2010 have been audited by Ernst & Young LLP, an independent registered public accounting firm, as set forth in their report which is incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION BY REFERENCE

        The rules of the SEC allow us to "incorporate by reference" information into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to another document we have filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and information that we file in the future with the SEC will automatically update and supersede, as appropriate, this information. We incorporate by reference the documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus from their respective filing dates so long as the registration statement of which this prospectus is a part remains effective:

  •
  Our Annual Report on Form 10-K for the fiscal year ended January 29, 2010;

  •
  Our Current Report on Form 8-K dated March 24, 2010; and

  •
  The description of our common stock contained in our Registration Statement on Form Form 8-A, filed with the SEC on November 6, 2009, including any subsequent amendment or any report filed for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating by reference information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K (including any Form 8-K itemized above), including the related exhibits, nor in any documents or other information that is deemed to have been "furnished" to and not "filed" with the SEC.

        Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

        You may request a copy of any or all of the documents referred to above that have been or may be incorporated by reference into this prospectus (excluding certain exhibits to the documents) at no cost, by writing or calling us at the following address or telephone number:

Dollar General Corporation
Attn: Investor Relations
100 Mission Ridge
Goodlettsville, Tennessee 37072
(615) 855-5524

        You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, filed as part of the registration statement, does not contain all the information set forth in the registration statement and its exhibits and schedules, portions of which have been omitted as permitted by the rules and regulations of the SEC. For further information about us, as well as our common stock, preferred stock, debt securities and guarantees thereof, depositary shares, warrants, stock purchase contracts and units, we refer you to the registration statement and to its exhibits and schedules.

        We are subject to the informational requirements of the Exchange Act and are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any of these reports, statements or other information at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549 or at its regional offices. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings are also available to the public at the SEC's internet site at http://www.sec.gov.

        We also make available, free of charge, through the investor relations portion of our website our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Proxy Statement on Schedule 14A (and any amendments to those forms) as soon as reasonably practicable after they are filed with or furnished to the SEC. Our website address is www.dollargeneral.com. Please note that our website address is provided in this prospectus as an inactive textual reference only. The information found on or accessible through our website is not part of this prospectus or any prospectus supplement, and is therefore not incorporated by reference unless such information is otherwise specifically referenced elsewhere in this prospectus or the prospectus supplement.

25,000,000 Shares

Dollar General Corporation

Common Stock

PROSPECTUS SUPPLEMENT

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